                                                                       EXHIBIT 3


                                CREDIT AGREEMENT,

                            dated as of May 10, 2007,

                                      among

                         SAINT ACQUISITION CORPORATION,
                         SWIFT TRANSPORTATION CO., INC.,
                             an Arizona corporation,
                                       and
                         SWIFT TRANSPORTATION CO., INC.,
                              a Nevada corporation,
                                as the Borrowers,

                               SAINT CORPORATION,
                                 as a Guarantor,

                VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                        FROM TIME TO TIME PARTIES HERETO,
                                 as the Lenders

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                    WACHOVIA BANK, NATIONAL ASSOCIATION, and
                          J.P. MORGAN SECURITIES INC.,
                          as the Co-Syndication Agents,

                       LASALLE BANK NATIONAL ASSOCIATION,
                           as the Documentation Agent,

                                       and

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                          as the Administrative Agent.

                           --------------------------

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                       WACHOVIA CAPITAL MARKETS, LLC, and
                          J.P. MORGAN SECURITIES INC.,
                as the Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ...............................................................     2

         Section 1.1. Defined Terms ......................................................................     2
         Section 1.2. Use of Defined Terms ...............................................................    35
         Section 1.3. Cross-References ...................................................................    35
         Section 1.4. Accounting and Financial Determinations ............................................    35

ARTICLE II COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT ...................    35

         Section 2.1. Commitments ........................................................................    35
         Section 2.2. Reduction of the Commitment Amounts ................................................    40
         Section 2.3. Borrowing Procedures ...............................................................    40
         Section 2.4. Continuation and Conversion Elections ..............................................    42
         Section 2.5. Funding ............................................................................    43
         Section 2.6. Issuance Procedures ................................................................    43
         Section 2.7. Register; Notes ....................................................................    46

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES ...................................................    47

         Section 3.1. Repayments and Prepayments; Application ............................................    47
         Section 3.2. Interest Provisions ................................................................    51
         Section 3.3. Fees ...............................................................................    52

ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS ........................................................    53

         Section 4.1. LIBO Rate Lending Unlawful .........................................................    53
         Section 4.2. Deposits Unavailable ...............................................................    54
         Section 4.3. Increased LIBO Rate Loan Costs, etc ................................................    54
         Section 4.4. Funding Losses .....................................................................    54
         Section 4.5. Increased Capital Costs ............................................................    55
         Section 4.6. Taxes ..............................................................................    56
         Section 4.7. Payments, Computations; Proceeds of Collateral, etc ................................    59
         Section 4.8. Sharing of Payments ................................................................    60
         Section 4.9. Setoff .............................................................................    60
         Section 4.10. Mitigation ........................................................................    61

                                TABLE OF CONTENTS
                                   (continued)

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         Section 4.11. Removal of Lenders ................................................................    61
         Section 4.12. Application to Synthetic Participation Fees .......................................    62

ARTICLE V CONDITIONS TO CREDIT EXTENSIONS ................................................................    62

         Section 5.1. Initial Credit Extension ...........................................................    62
         Section 5.2. All Credit Extensions ..............................................................    67
         Section 5.3. Subsequent Credit Extensions .......................................................    68

ARTICLE VI REPRESENTATIONS AND WARRANTIES ................................................................    68

         Section 6.1.  Organization, etc .................................................................    68
         Section 6.2.  Due Authorization, Non-Contravention, etc .........................................    68
         Section 6.3.  Government Approval, Regulation, etc ..............................................    69
         Section 6.4.  Validity, etc .....................................................................    69
         Section 6.5.  Financial Information .............................................................    69
         Section 6.6.  No Material Adverse Change ........................................................    69
         Section 6.7.  Litigation, Labor Controversies, etc ..............................................    69
         Section 6.8.  Subsidiaries ......................................................................    70
         Section 6.9.  Ownership of Properties ...........................................................    70
         Section 6.10. Taxes .............................................................................    70
         Section 6.11. Pension and Welfare Plans .........................................................    70
         Section 6.12. Environmental Warranties ..........................................................    70
         Section 6.13. Accuracy of Information ...........................................................    71
         Section 6.14. Regulations U and X ...............................................................    72
         Section 6.15. Solvency ..........................................................................    72
         Section 6.16. Tax Status ........................................................................    72

ARTICLE VII COVENANTS ....................................................................................    72

         Section 7.1. Affirmative Covenants ..............................................................    72
         Section 7.2. Negative Covenants .................................................................    79

ARTICLE VIII EVENTS OF DEFAULT ...........................................................................    93

         Section 8.1. Listing of Events of Default .......................................................    93
         Section 8.2. Action if Bankruptcy ...............................................................    95
         Section 8.3. Action if Other Event of Default ...................................................    96

                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE IX THE ADMINISTRATIVE AGENT ......................................................................    96

         Section 9.1. Actions ............................................................................    96
         Section 9.2. Funding Reliance, etc ..............................................................    97
         Section 9.3. Exculpation ........................................................................    97
         Section 9.4. Successor ..........................................................................    97
         Section 9.5. Loans by Morgan Stanley ............................................................    98
         Section 9.6. Credit Decisions ...................................................................    98
         Section 9.7. Copies, etc ........................................................................    98
         Section 9.8. Reliance by Administrative Agent ...................................................    98
         Section 9.9. Defaults ...........................................................................    99
         Section 9.10. Lead Arrangers, Other Agents ......................................................    99
         Section 9.11. Posting of Approved Electronic Communications .....................................    99

ARTICLE X HOLDINGS GUARANTY ..............................................................................   101

         Section 10.1. Guaranty ..........................................................................   101
         Section 10.2. Reinstatement, etc ................................................................   101
         Section 10.3. Guaranty Absolute, etc ............................................................   102
         Section 10.4. Waiver, etc .......................................................................   103
         Section 10.5. Postponement of Subrogation, etc ..................................................   103

ARTICLE XI MISCELLANEOUS PROVISIONS ......................................................................   103

         Section 11.1. Waivers, Amendments, etc ..........................................................   103
         Section 11.2. Notices; Time .....................................................................   105
         Section 11.3. Payment of Costs and Expenses .....................................................   105
         Section 11.4. Indemnification ...................................................................   106
         Section 11.5. Survival ..........................................................................   107
         Section 11.6. Severability ......................................................................   107
         Section 11.7. Headings ..........................................................................   107
         Section 11.8. Execution in Counterparts, Effectiveness, etc .....................................   107
         Section 11.9. Governing Law; Entire Agreement ...................................................   108
         Section 11.10. Successors and Assigns ...........................................................   108

                                TABLE OF CONTENTS
                                   (continued)

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         Section 11.11. Sale and Transfer of Credit Extensions; Participations in Credit
                        Extensions; Notes ................................................................   108
         Section 11.12. Other Transactions ...............................................................   112
         Section 11.13. Forum Selection and Consent to Jurisdiction ......................................   112
         Section 11.14. Waiver of Jury Trial .............................................................   113
         Section 11.15. National Security Laws ...........................................................   113

ARTICLE XII NATURE OF BORROWERS' OBLIGATIONS .............................................................   114

         Section 12.1. Nature of Obligations .............................................................   114
         Section 12.2. Independent Obligation ............................................................   114
         Section 12.3. Authorization .....................................................................   114
         Section 12.4. Reliance ..........................................................................   114
         Section 12.5. Contribution; Subrogation .........................................................   115
         Section 12.6. Waiver ............................................................................   115

SCHEDULE I    -    Disclosure Schedule
SCHEDULE II   -    Percentages; LIBOR Office; Domestic Office

EXHIBIT A-1   -    Form of Revolving Note
EXHIBIT A-2   -    Form of Term Note
EXHIBIT A-3   -    Form of Swing Line Note
EXHIBIT B-1   -    Form of Borrowing Request
EXHIBIT B-2   -    Form of Issuance Request
EXHIBIT C     -    Form of Continuation/Conversion Notice
EXHIBIT D     -    Form of Lender Assignment Agreement
EXHIBIT E     -    Form of Compliance Certificate
EXHIBIT F     -    Form of Subsidiary Guaranty
EXHIBIT G     -    Intercreditor Agreement
EXHIBIT H     -    Form of Pledge and Security Agreement
EXHIBIT I     -    Form of Rollover Purchasers Pledge Agreement

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of May 10, 2007, is among SAINT ACQUISITION CORPORATION, a Nevada corporation ("Acquisition Co."), SWIFT TRANSPORTATION CO., INC., an Arizona corporation ("Swift Arizona"), SWIFT TRANSPORTATION CO., INC., a Nevada corporation ("Swift Nevada"), Saint Corporation, a Nevada corporation ("Holdings"), the various financial institutions and other Persons (such capitalized term and all other capitalized terms used in this preamble and the recitals set forth below shall, unless otherwise defined therein, have the meanings set forth in Section 1.1) from time to time parties hereto (the "Lenders"), MORGAN STANLEY SENIOR FUNDING, INC. ("Morgan Stanley"), WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia Bank"), and J.P. MORGAN SECURITIES INC. ("J.P. Morgan Securities"), as the co-syndication agents (in such capacities, the "Co-Syndication Agents"), LASALLE BANK NATIONAL ASSOCIATION, as the documentation agent (in such capacity, the "Documentation Agent") and administrative agent (in such capacity, the "Administrative Agent") and MORGAN STANLEY, WACHOVIA CAPITAL MARKETS, LLC ("Wachovia Securities") and J.P. MORGAN SECURITIES as the joint lead arrangers and joint bookrunners (in such capacities, the "Lead Arrangers").

                                   WITNESSETH:

      WHEREAS, Mr. Jerry Moyes, an individual ("Mr. Moyes"), and the Additional Moyes Investors (together with Mr. Moyes, the "Rollover Purchasers") own all of the Capital Securities of Holdings;

      WHEREAS, Holdings owns all of the Capital Securities of Acquisition Co.;

      WHEREAS, Holdings intends to acquire (the "Acquisition") all of the issued and outstanding Capital Securities of Swift Nevada by way of a merger between Acquisition Co. and Swift Nevada (the "Merger") pursuant to that certain Agreement and Plan of Merger, among Swift Nevada, Holdings and Acquisition Co., dated as of January 19, 2007, (as amended, supplemented, amended and restated or otherwise modified from time to time as permitted hereunder, the "Merger Agreement");

      WHEREAS, upon the consummation of the Merger, Swift Nevada will be the surviving corporation;

      WHEREAS, prior to the Acquisition and on or prior to the effectiveness of this Agreement, all Capital Securities of Swift Nevada held directly or beneficially by the Rollover Purchasers will be contributed to Holdings in exchange for common equity of Holdings (the "Rollover Equity Investment");

      WHEREAS, the Borrowers wish to obtain senior secured credit facilities for the purpose of (i) financing a portion of the purchase price of the Acquisition;
(ii) refinancing certain Indebtedness of Swift Nevada and its Subsidiaries;
(iii) making a loan from Swift Nevada to the Rollover Purchasers (the "Shareholder Loan") which will be used by the Rollover Purchasers to refinance certain debt of the Rollover Purchasers; (iv) paying fees, costs and expenses incurred in connection with the Acquisition and the Merger and in connection with the financing described herein (the "Transaction Costs"); and (v) funding working capital requirements and other general corporate purposes, including Permitted Acquisitions;

      WHEREAS, in order to consummate the Acquisition and the Merger, to pay the Transaction Costs and to provide for the ongoing working capital needs and general corporate purposes of Interstate Equipment Leasing, Inc. ("IEL"), the Revolving Loan Borrower and its Subsidiaries (the foregoing, including the Acquisition, the Merger, all transactions related thereto (including the transactions contemplated by the Loan Documents and the other capital raising transactions described below in these recitals) and the payment of the Transaction Costs, being herein referred to as the "Transactions"):

            (a) the Rollover Purchasers will make the Rollover Equity
      Investment;

            (b) Mr. Moyes and Vickie Moyes will contribute (the "IEL Equity Contribution") 100% of the issued and outstanding Capital Securities of IEL to Holdings;

            (c) the Revolving Loan Lenders will provide a Commitment pursuant to which Revolving Loans may be made and Letters of Credit may be issued from time to time prior to the Revolving Loan Commitment Termination Date in an amount not to exceed the Revolving Loan Commitment Amount;

            (d) the Term Loan Lenders will provide a Commitment pursuant to which Term Loans will be made, in a maximum original principal amount of up to the Term Loan Commitment Amount, to the Term Loan Borrower in a single Borrowing on the Closing Date;

            (e) the Synthetic Lenders will provide a Synthetic Letter of Credit Commitment pursuant to which Synthetic Letters of Credit will be issued from time to time in an amount not to exceed the Synthetic Letter of Credit Commitment Amount; and

            (f) second-priority senior secured floating rate notes (the "Senior Floating Notes") and second-priority senior secured fixed rate notes (the "Senior Fixed Notes", and together with the Senior Floating Notes, collectively, the "Senior Notes") will be issued by the Term Loan Borrower resulting in aggregate gross proceeds of $835,000,000 on the Closing Date; and

      WHEREAS, the Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrowers and issue (or participate in) Letters of Credit;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Acquisition" is defined in the third recital.

      "Acquisition Co." is defined in the preamble.

      "Additional Moyes Investors" means, collectively, Vickie Moyes, an individual, Jerry and Vickie Moyes Family Trust Dated 12/11/87, an Illinois trust, Todd Moyes Trust Dated 4/27/07, an Illinois trust, Hollie Moyes Trust Dated 4/27/07, an Illinois trust, Chris Moyes Trust Dated 4/27/07, an Illinois trust, Lyndee Moyes Nester Trust Dated 4/27/07, an Illinois trust, Marti Lyn Moyes Trust Dated 4/27/07, an Illinois trust, and Michael J. Moyes Trust Dated 4/27/07, an Illinois trust.

      "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

      "Affected Lender" is defined in Section 4.11.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly, (i) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable), or (ii) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

      "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

      "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of (i) the rate published in the Wall Street Journal as the "prime rate" (or equivalent), in each case as in effect from time to time, and (ii) the Federal Funds Rate in effect on such day plus -1/2 of 1%. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

      "Applicable Margin" means (i) for the first two full Fiscal Quarters after the Closing Date, (a) 3.00% in the case of Loans maintained as Eurodollar Loans,
(b) 2.00% in the case of Loans maintained as Base Rate Loans and (c) 3.00% in the case of Synthetic Participation Fees; and (ii) thereafter, the applicable percentage set forth below corresponding to the relevant Applicable Rating:

\

                                                                                             Applicable Margin
                                            Applicable Margin for     Applicable Margin        for Synthetic
Pricing Level          Applicable Rating       Base Rate Loans       for LIBO Rate Loans    Participation Fees
-------------       --------------------    ---------------------    -------------------    ------------------
      I             greater than B2 and B             1.75                   2.75                   2.75
     II                    B2 and B                   2.00                   3.00                   3.00
     III            less than B2 and B                2.25                   3.25                   3.25

      For purposes of the foregoing, (i) if the Applicable Ratings established by Moody's and S&P are not equivalent such that (A) one Applicable Rating results in Pricing Level I and the other Applicable Rating results in Pricing Level II, then Pricing Level I shall apply; (B) one Applicable Rating results in Pricing Level II and the other Applicable Rating results in Pricing Level III, then Pricing Level III shall apply; or (C) one Applicable Rating results in Pricing Level I and the other Applicable Rating results in Pricing Level III, then Pricing Level II shall apply; (ii) if only one Applicable Rating is available as a result of either S&P or Moody's failure to continue to rate Holdings, then the Pricing Level shall be based on such Applicable Rating that remains available; and (iii) if both S&P and Moody's withdraw their Applicable Ratings, then Pricing Level III shall apply until the earlier of (A) such time as S&P and/or Moody's provides another Applicable Rating or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Agreement.

      The Applicable Margin shall be determined and adjusted, if necessary, as of the date on which any change in an Applicable Rating is announced by the relevant rating agency (each such adjustment date, a "Rate Determination Date").

      Each Applicable Margin shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Margin in the pricing matrix promptly upon notice of a ratings change by the Borrowers as required pursuant to Section
7.1.14 and shall promptly notify the Borrowers and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Margin shall be effective as to existing Credit Extensions as well as any new Credit Extension made thereafter.

      "Applicable Rating" means as to (i) Moody's, its Corporate Family Rating (or equivalent) for Holdings and (ii) S&P, its Corporate Rating (or equivalent) for Holdings.

      "Approved Fund" means any Person (other than a natural Person) that (i) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (ii) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

      "Attributable Debt" means, in respect of any Motor Vehicle Financing, and at any time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease associated with such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Liability, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Liabilities."

      "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers pursuant to Section 5.1.1.

      "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "Benchmark Return" means, with respect to the Synthetic Deposits and any Investment Period related to such Synthetic Deposits, a per annum rate equal to the sum of (i) the interest rate that would be earned on such Synthetic Deposits during such Investment Period if such Synthetic Deposits constituted a LIBO Rate Loan hereunder which (x) had an outstanding principal amount equal to the aggregate amount of such Synthetic Deposits, (y) accrued interest at the LIBO Rate (Reserve Adjusted) and (z) had an Interest Period equal in duration to such Investment Period plus (ii) the Applicable Margin in effect for Synthetic Participation Fees during such Investment Period.

      "Borrowers" means, collectively, the Term Loan Borrower and the Revolving Loan Borrower; provided that, following the Closing Date, all actions and notices (in each case whether required or voluntary) with respect to the Loans and Commitments shall, unless expressly stated otherwise, be made by or, in the case of notices, made by or delivered to, Swift Nevada.

      "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

      "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the applicable Borrower substantially in the form of Exhibit B-1 hereto.

      "Business Day" means (i) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, and (ii) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

      "Capital Expenditures" means, for any period, the aggregate amount of (i) all expenditures of Holdings and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; provided that the amount of any such expenditure with respect to the acquisition or capitalized lease of any Motor Vehicle made in any period shall be net of any proceeds received from the sale, or the value received from any trade-in, of a Motor Vehicle in connection with such acquisition or capitalized lease in such period, and (ii) Capitalized Lease Liabilities incurred by Holdings and its Subsidiaries during such period.

      "Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or hereafter issued.

      "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

      "Captive Insurance Company" means Mohave Transportation Insurance Company, an Arizona corporation.

      "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit.

      "Cash Equivalent Investment" means, at any time:

            (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

            (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or (ii) any Lender of the type described in clause
      (c)(i) below (or its holding company);

            (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued or accepted by any bank organized under the laws of the United States (or any State thereof or the District of Columbia) and which has
      (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000;

            (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

            (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a) through (d) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody's; or

            (f) so long as the representations and warranties set forth in
      Section 6.14 remain true and correct, debt securities (other than of Holdings or any of its Subsidiaries or Affiliates) that are listed on a national securities exchange or Nasdaq or freely traded in the over-the counter market so long as (i) the amount invested in such securities does not exceed in the aggregate $10,000,000 and (ii) such debt securities have received a rating of A2 or higher from Moody's and A or higher from S&P.

      "Cash Management Obligations" means, with respect to either Borrower or any Guarantor, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft (daylight and temporary), credit or debit card, electronic funds transfer and other cash management arrangements) provided after the Closing Date by a Person who is (or was at the time such Cash Management Obligations were incurred) a Lender or any Affiliate thereof, including obligations for the payment of fees, interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding), charges, expenses, attorneys' fees and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services.

      "Casualty Event" means the damage, destruction or condemnation of or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of any Person or any of its Subsidiaries.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means

            (a) at all times after the consummation of the Merger, the failure of Holdings, at any time after the consummation of the Merger to directly own beneficially and of record on a fully diluted basis 100% of the outstanding Capital Securities of Swift Nevada, such Capital Securities to be held free and clear of all Liens (other than Liens (i) permitted pursuant to clauses (f), (g), (h), (j) and (k) of Section 7.2.3 or (ii) granted under a Loan Document or the Senior Note Documents);

            (b) the failure of Swift Nevada, at all times after the consummation of the Merger, to directly own beneficially and of record on a fully diluted basis 100% of the outstanding Capital Securities of Swift Arizona, such Capital Securities to be held free and clear of all Liens (other than Liens (i) permitted pursuant to clauses
      (f), (g), (h), (j) and (k) of Section 7.2.3 or (ii) granted under a Loan Document or the Senior Note Documents);

            (c) at any time prior to the creation of a Public Market, the failure of the Rollover Purchasers or their Affiliates to directly or indirectly own beneficially and of record on a fully diluted basis at least 90% of the outstanding Capital Securities of Holdings, such Capital Securities to be held free and clear of all Liens (other than Liens (i) permitted pursuant to clauses (f), (g), (h), (j) and (k) of Section 7.2.3 or (ii) granted under a Loan Document, the Senior Note Documents or the Shareholder Loan Documents);

            (d) at any time after the creation of a Public Market any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange
      Act), other than Mr. Moyes and the other Rollover Purchasers, shall become the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Securities representing more than 20% of the Capital Securities of Holdings on a fully diluted basis; or

            (e) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Senior Note Document.

      "Closing Date" means the date of the initial Credit Extension hereunder, which shall be the date this Agreement becomes effective pursuant to Section 11.8, but in no event shall such date be later than September 30, 2007.

      "Closing Date Certificate" means the closing date certificate executed and delivered by an Authorized Officer of Holdings in form and substance reasonably satisfactory to the Administrative Agent.

      "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

      "Commitment" means, as the context may require, the Term Loan Commitment, Revolving Loan Commitment, Revolving Letter of Credit Commitment, Synthetic Letter of Credit Commitment or Swing Line Loan Commitment.

      "Commitment Amount" means, as the context may require, the Term Loan Commitment Amount, the Revolving Loan Commitment Amount, the Revolving Letter of Credit Commitment Amount, the Synthetic Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

      "Commitment Termination Date" means, as the context may require, the Term Loan Commitment Termination Date, the Synthetic Letter of Credit Commitment Termination Date or the Revolving Loan Commitment Termination Date.

      "Commitment Termination Event" means (i) the occurrence of any Event of Default with respect to any Borrower described in clauses (a) through (d) of
Section 8.1.9, or (ii) the
occurrence and continuance of any other Event of Default and either (x) the declaration of all or any portion of the Loans to be due and payable pursuant to
Section 8.3, or (y) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

      "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of Holdings, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring Holdings' compliance with the financial covenants contained herein.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit C hereto.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Term Loan Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to the Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Co-Syndication Agents" is defined in the preamble.

      "Credit Extension" means, as the context may require, (i) the making of a Loan or a Synthetic Deposit by a Lender, or (ii) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Defaulting Lender" means any Lender that (i) refuses (which refusal has not been retracted prior to an Eligible Assignee agreeing to replace such Lender as a "Lender" pursuant to Section 11.11) or has failed to make available its portion of any Borrowing or to fund its portion of any unreimbursed obligation under Section 2.6.1 or (ii) has notified the Borrowers or the

Administrative Agent in writing that such Lender does not intend to comply with its obligations under Section 2.1.

      "Disbursement" is defined in Section 2.6.2.

      "Disbursement Date" is defined in Section 2.6.2.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the Required Lenders.

      "Disregarded Subsidiaries" is defined in clause (a) of Section 7.2.6.

      "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of Holdings' or any of its Subsidiaries' assets (including the sale, transfer or other conveyance of accounts receivable and the sale or issuance of Capital Securities of Subsidiaries of Holdings other than pursuant to a Public Offering) to any other Person (other than to a Borrower or a Guarantor) in a single transaction or series of transactions.

      "Documentation Agent" is defined in the preamble.

      "Dollar" and the sign "$" mean lawful money of the United States.

      "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Borrowers.

      "EBITDA" means, for any applicable period, the sum of

            (a) Net Income;

      plus

            (b) to the extent deducted in determining Net Income, the sum (without duplication) of (i) amounts attributable to amortization (including amortization of goodwill, other intangibles, Transaction Costs, and financing fees and related expenses), (ii) income tax expense, (iii) Interest Expense, amortization or write off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (iv) depreciation of assets, (v) Transaction Costs not to exceed $45,000,000, (vi) non-cash impairment charges, (vii) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of Holdings and its Subsidiaries pursuant to a written incentive plan or agreement, and (viii) other non-cash items that are extraordinary, unusual or otherwise non-recurring items.

      "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender;
(iii) an Approved Fund; or (iv) any other Person (other than a natural Person, the Borrowers, any Affiliate of the Borrowers or any other Person taking direction from, or working in concert with, the Borrowers or any of the Borrowers' Affiliates).

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

      "Event of Default" is defined in Section 8.1.

      "Excess Cash Flow" means, for any Fiscal Year, the excess (if any), of

            (a) EBITDA for such Fiscal Year;

      over

            (b) to the extent included in determining EBITDA for such Fiscal Year, the sum (determined without duplication for such Fiscal Year) of (i) Interest Expense actually paid in cash by the Term Loan Borrower and its Subsidiaries, (ii) scheduled principal repayments, to the extent actually made, of Term Loans pursuant to clause (c) of Section 3.1.1 (exclusive of (x) repayments made in connection with a refinancing of any portion of such Indebtedness and (y) voluntary repayments financed with permitted Indebtedness), scheduled repayments, to the extent actually made, of any other Indebtedness permitted under Section 7.2.2 and permitted to be repaid pursuant to Section 7.2.8 (including scheduled lease or other repayments, in connection with the Motor Vehicle Financing) and voluntary repayments of Indebtedness permitted under Section 7.2.2 and, if applicable, permitted to be repaid pursuant to Section 7.2.8 (excluding, for all purposes of this clause (ii), repayments of Revolving Loans or Swing Line Loans or similar types of Indebtedness except to the extent the Revolving Loan Commitments or similar commitments are permanently reduced in connection with such repayments), (iii) all income Taxes actually paid in cash by the Term Loan Borrower and its Subsidiaries, (iv) Capital Expenditures made in cash (exclusive of Capital Expenditures financed with the proceeds of Indebtedness, equity issuances, casualty proceeds or other proceeds which are not included in EBITDA), (v) cash consideration actually paid in respect of Permitted Acquisitions or other capital Investments permitted under Section 7.2.5 (including in real estate assets), (vi) Restricted Payments (x) permitted under clauses (a) and (c) of Section 7.2.6 and which are paid in cash during such period or (y) estimated in good faith by Swift Nevada to be payable in respect of such period, (vii) Investments in the Captive Insurance Company permitted under clause (p) of Section 7.2.5 and (viii) amounts received as a prepayment of principal on the

     Shareholder Loan, to the extent such amounts are applied in accordance with clause (i) of Section 3.1.1 and Section 3.1.2.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exemption Certificate" is defined in clause (e) of Section 4.6.

     "Existing Credit Agreement" means that certain Second Amended and Restated Revolving Credit Agreement, dated as of December 16, 2005, between Swift Arizona, the lenders from time to time party thereto and SunTrust Bank, as Administrative Agent.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

         (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

         (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential Amended and Restated Fee Letter, dated February 8, 2007, among Morgan Stanley, Wachovia Securities, Wachovia Bank, J.P. Morgan Securities, JP Morgan Chase Bank, N.A., Mr. Moyes and Holdings.

     "Filing Agent" is defined in Section 5.1.13.

     "Filing Statements" is defined in Section 5.1.13.

     "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2007 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

     "Foreign Subsidiary" means any Subsidiary that is not a U.S. Subsidiary (including, but not limited to, any Subsidiary organized under the laws of Puerto Rico).

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantor" means, collectively, Holdings, each Subsidiary Guarantor and each other Person that has guaranteed the Obligations, including Swift Nevada with respect to the Obligations of Swift Arizona in its capacity as a Borrower and Swift Arizona with respect to the Obligations of Swift Nevada in its capacity as a Borrower.

     "Guaranty" means, as the context requires, the guaranty issued by Holdings pursuant to Article X or the Subsidiary Guaranty.

     "Hazardous Material" means (i) any "hazardous substance", as defined by CERCLA, (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, or (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

     "Holdings" is defined in the preamble.

     "IEL" is defined in the seventh recital.

     "IEL Equity Contribution" is defined in the seventh recital.

     "Immaterial Subsidiary" means a Subsidiary that is not a Material
Subsidiary.

     "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement delivered hereunder (i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any Item in such financial statement and which, as a condition to its removal, would require an adjustment to such Item the effect of which would be to cause the Person delivering such financial statement to be in Default.

     "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means:

         (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

         (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

         (c) all Capitalized Lease Liabilities of such Person;

         (d) net Hedging Obligations of such Person;

         (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (f) obligations arising under Synthetic Leases;

         (g) to the extent not otherwise included in any of the foregoing clauses, Attributable Debt; and

         (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

     The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Liabilities" is defined in Section 11.4.

     "Indemnified Parties" is defined in Section 11.4.

     "Interco Subordination Agreement" means a Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof and substantially in the form of Exhibit G hereto, executed and delivered by the Second Lien Agent, the Obligors and the Administrative Agent pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

         (a) EBITDA (for all such Fiscal Quarters)

     to

         (b) the sum (for all such Fiscal Quarters) of Interest Expense;

provided that, with respect to the four consecutive Fiscal Quarter period ending
(i) December 31, 2007, Interest Expense for purposes hereof shall be actual Interest Expense for the two Fiscal Quarter period ending December 31, 2007 multiplied by two, and (ii) March 31, 2008, Interest Expense for purposes hereof shall be actual Interest Expense for the three Fiscal Quarter period ending March 31, 2008 multiplied by one and one-third.

     "Interest Expense" means, for any applicable period, and without duplication for such period or among one or more prior periods, the aggregate interest expense (both accrued and paid and net of interest income received during such period by Holdings and its Subsidiaries, other than any interest income resulting from payments of interest by the Rollover Purchasers on the Shareholder Loan) of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and net costs under Hedging Obligations) for such applicable period, including the portion of any payments in respect of Capitalized Lease Liabilities allocable to interest expense (whether or not actually paid during such period), but excluding any amortization or write-off of financing or other debt issuance costs otherwise included therein.

     "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter and, if available to all applicable Lenders, nine or 12 months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as any Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided that (i) the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates, (ii) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day), and (iii) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

     "Investment" means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (ii) Contingent Liabilities in favor of any other Person, and (iii) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

     "Investment Period" means, relative to any Synthetic Deposits, the period beginning on (and including) the date on which such Synthetic Deposit is deposited or on the last day of the preceding Investment Period and ending on (but excluding) the day which numerically corresponds to such date one month thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month); provided that (i) if any such Investment Period would otherwise end on a day which is not a Business Day, such Investment Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Investment Period shall end on the Business Day next preceding such numerically corresponding day), (ii) the first Investment Period shall be comprised of the period beginning on (and including) the Closing Date and ending on the day which numerically corresponds to such date one month thereafter (subject to clause (i) above) and (iii) no Investment Period may end later than the Synthetic Facility Maturity Date.

     "ISP Rules" is defined in Section 11.9.

     "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Revolving Loan Borrower (or, in the case of any Issuance Request delivered on or prior to the Closing Date, Acquisition Co.), substantially in the form of Exhibit B-2 hereto.

     "Issuers" means the Revolving Issuer and the Synthetic Issuer.

     "J.P. Morgan Securities" is defined in the preamble.

     "Lead Arrangers" is defined in the preamble.

     "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit D hereto.

     "Lenders" is defined in the preamble and includes any Person which becomes a Lender hereunder pursuant to a Lender Assignment Agreement.

     "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages

(including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

         (a) any Hazardous Material on, in, under or affecting all or any portion of any property of Holdings or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from Holdings' or any of its Subsidiaries' or any of their respective predecessors' properties;

         (b) any misrepresentation, inaccuracy or breach of any warranty contained or referred to in Section 6.12 (without regard to "knowledge" or "materiality" qualifications or exceptions contained in such representations or warranties);

         (c) any violation or claim of violation by Holdings or any of its Subsidiaries of any Environmental Laws; or

         (d) the imposition of any Lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by Holdings or any of its Subsidiaries, or in connection with any property owned or formerly owned by Holdings or any of its Subsidiaries.

     "Letter of Credit" means, as the context may require, a Revolving Letter of Credit and/or a Synthetic Letter of Credit.

     "Letter of Credit Outstandings" means, as the context may require, the Revolving Letter of Credit Outstandings and/or the Synthetic Letter of Credit Outstandings, in each case after giving effect to the participations of the Lenders therein pursuant to Section 2.6.1.

     "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

         (a) Total Debt outstanding on the last day of such Fiscal Quarter to

         (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

               LIBO Rate          =               LIBO Rate
                                       -------------------------------
           (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

     "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

     "LKE Program" means that certain program established by Swift Nevada and its Subsidiaries for the disposition and exchange of trucks, trailers and other transportation assets in exchanges intended to qualify as "like-kind exchanges" under Section 1031 of the Code with Chicago Deferred Exchange Corporation or any other qualified institution acting as the "qualified intermediary" (as defined under Section 1031 of the Code or the Treasury Regulations promulgated thereunder) for such exchanges.

     "Loan Documents" means, collectively, this Agreement, the Notes, the Letters of Credit, each Rate Protection Agreement, the Fee Letter, the Security Agreements, the Subsidiary

Guaranty, the Intercreditor Agreement, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

     "Loans" means, as the context may require, a Revolving Loan, a Term Loan or a Swing Line Loan of any type.

     "Material Adverse Effect" means a material adverse effect on (i) the business, financial condition, operations, performance or properties of any Borrower, or of Holdings and its Subsidiaries taken as a whole; (ii) the rights and remedies of any Secured Party under any Loan Document; or (iii) the ability of any Obligor (other than an Immaterial Subsidiary) to perform its Obligations under any Loan Document.

     "Material Subsidiary" means, at any date of determination, any Subsidiary of Holdings (other than a Borrower) (i) whose total assets at the last day of the consecutive four quarter period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 7.1.1 were equal to or greater than 5% of the consolidated total assets of Holdings and its Subsidiaries for such date or (ii) whose gross revenues for such consecutive four quarter period were equal to or greater than 5% of the consolidated gross revenues of Holdings and its Subsidiaries for such consecutive four quarter period, in each case determined in accordance with GAAP.

     "Maximum Capital Expenditures Amount" is defined in Section 7.2.7.

     "Merger" is defined in the third recital.

     "Merger Agreement" is defined in the third recital.

     "Moody's" means Moody's Investors Service, Inc.

     "Morgan Stanley" is defined in the preamble.

     "Mortgage" means each mortgage, deed of trust or agreement executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in form and substance reasonably satisfactory to the Administrative Agent, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Mortgaged Property" means each parcel of real property owned by the Borrowers or any Guarantor in the United States with a fair market value (as determined by Swift Nevada in good faith) in excess of $1,000,000.

     "Motor Vehicle Financing" means a secured debt financing (whether in the form of a secured financing, a sale and leaseback transaction, a Capital Lease Liability or otherwise) to be entered into by one or more U.S. Subsidiaries of Swift Nevada collateralized by specified Motor Vehicles and related assets, which financing (i) may include (x) one or more tranches of secured debt financings and/or sale and leasebacks of Motor Vehicles, and (y) one or more put options exercisable by such U.S. Subsidiary that would require the lender thereunder to purchase specified Motor Vehicles at certain times and agreed upon prices and to lease back such Motor Vehicles to such U.S. Subsidiary at certain agreed upon rental prices and lease terms, and (ii) shall not exceed $500,000,000 over the term of this Agreement and the terms, conditions and documentation of which shall be reasonably satisfactory to the Administrative Agent.

     "Motor Vehicles" means motor vehicles, trailers, containers and related equipment owned or leased by any Subsidiary of Holdings.

     "Mr. Moyes" is defined in the first recital.

     "Net Casualty Proceeds" means, with respect to any Casualty Event, the amount of any cash insurance proceeds or condemnation awards received by Holdings, the Borrowers or any of their respective Subsidiaries in connection with such Casualty Event, but excluding (i) any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by clause (d) of Section 7.2.3 on the property which is the subject of such Casualty Event, (ii) any actual and reasonable costs incurred by Holdings, the Borrowers or any of their respective Subsidiaries in connection with the adjustment or settlement of any claims of Holdings, the Borrowers or such Subsidiary in respect thereof, (iii) any bona fide direct expenses incurred in connection with any Casualty Event, including income taxes (or Restricted Payments to its shareholders with respect to such income taxes permitted to be paid in accordance with clause (a) of Section 7.2.6) estimated in good faith by the seller thereof to be payable as a result of any gain recognized in connection therewith and (iv) any proceeds received as a result of a recovery under any subrogation claim.

     "Net Debt Proceeds" means with respect to any Indebtedness incurred by Holdings or any of its Subsidiaries after the date hereof of the type specified in clause (a) of the definition of "Indebtedness" not otherwise permitted by
Section 7.2.2, the excess of (i) the gross cash proceeds received by such Person arising from such incurrence, over (ii) all reasonable and customary legal, investment banking, brokerage and accounting and other professional fees, sales commissions expenses, costs and disbursements actually incurred in connection with such Indebtedness.

     "Net Disposition Proceeds" means the gross cash proceeds received by Holdings or any of its U.S. Subsidiaries from any Disposition (other than in respect of (i) proceeds of a capital contribution from, or the issuance of any Capital Securities to, the Rollover Purchasers, Holdings, the Borrowers or any of their respective Subsidiaries, or (ii) proceeds received in respect of the issuance of Capital Securities, warrants or options or the exercise of any such warrants or options under any management or employee stock option plan) pursuant to clauses (c) and (g) (in the case of clause (g), only to the extent a prepayment is required pursuant to such clause (g)) of Section 7.2.11 and any cash payment received in respect of promissory notes or other non-cash consideration delivered to Holdings and its U.S. Subsidiaries in respect thereof, minus the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition; (ii) all taxes (or Restricted Payments made by Holdings to its shareholders with respect to such taxes permitted to be paid in accordance with clause (a) of Section 7.2.6) actually paid or estimated by Holdings to be payable in cash within the next 12 months in connection with such Disposition; provided that the amount of estimated taxes (or estimated Restricted Payments) in excess of the amount of taxes actually required to be paid in cash in respect of such Disposition within such 12-month period shall constitute Net Disposition Proceeds; (iii) payments made by Holdings or any of its U.S. Subsidiaries to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness, including any premium or penalty, is required by the terms of such Indebtedness in connection with such Disposition; and (iv) the amount of any reserves established to fund contingent liabilities estimated in good faith to be payable and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial or chief accounting officer of the Term Loan Borrower), provided that, upon any termination of any such reserve, all amounts not paid-out in connection therewith shall be deemed to be "Net Disposition Proceeds" of such Disposition.

     "Net Equity Proceeds" means with respect to any Public Offering occurring after the Closing Date, the excess of (i) the gross cash proceeds received by such Person from such sale, exercise or issuance, over (ii) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale, exercise or issuance which have not been paid to Affiliates of Holdings or the Borrowers in connection therewith.

     "Net Income" means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains or extraordinary losses) which would be included as net income in accordance with GAAP on the consolidated financial statements of Holdings and its Subsidiaries for such period.

     "Non-Affected Replacement Lender" is defined in Section 4.11.

     "Non-Excluded Taxes" means any Taxes, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, other than (i) Taxes that are imposed on the overall net income (however denominated) and franchise Taxes imposed in lieu thereof, (a) by any Governmental Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office or (b) by any Governmental Authority solely as a result of a present or former connection between such recipient and the jurisdiction of such Governmental Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), (ii) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is located and (iii) Taxes imposed as a result of any Lender or the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

     "Note" means, as the context may require, a Revolving Note, a Term Note, or a Swing Line Note.

     "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans.

     "Obligor" means, as the context may require, Holdings, Acquisition Co., Swift Nevada, Swift Arizona, each Subsidiary Guarantor, the Rollover Purchasers and each other Person (other than a Secured Party) obligated under any Loan Document; provided that, with respect to the Rollover Purchasers, only the Rollover Purchasers Pledge Agreement shall be considered a Loan Document for purposes of this definition.

     "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's Capital Securities.

     "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

     "Participant" is defined in clause (e) of Section 11.11.

     "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to the Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Term Loan Borrower or any corporation, trade or business that is, along with the Term Loan Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Percentage" means, as the context may require, any Lender's Revolving Loan Percentage, Synthetic Deposit Percentage or Term Percentage.

     "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by any Subsidiary of Swift Nevada from any Person of all or substantially all of the assets of, all of the Capital Securities of, or a business line or unit or division of such Person in which the following conditions are satisfied:

         (a) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 7.1.8 and Section 7.2.1); and

         (b) Holdings shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters ended immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4.

     "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "Pledge and Security Agreement" means the pledge and security agreement executed and delivered by an Authorized Officer of each Borrower and each Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit H hereto as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Pricing Level" means the level on the table in the definition of "Applicable Margin" corresponding to the Applicable Rating of Holdings then in effect.

     "Public Market" means, with respect to Holdings, (i) one or more Public Offerings have been consummated and (ii) not less than 35% of the common stock (or equivalent) of Holdings has been distributed by means of an effective registration statement under the Securities Act of 1933, as amended.

     "Public Offering" means a public offering and sale of the Capital Securities of Holdings or any of its Subsidiaries pursuant to a prospectus, registration statement or similar document under the Securities Act of 1933, as amended.

     "Qualified Receivables Transaction" means any Securitization Transaction of a Receivables Subsidiary that meets the following conditions:

              (i) the Board of Directors of Swift Nevada shall have determined in good faith that such Qualified Receivables Transaction (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Swift Nevada and the Receivables Subsidiary;

              (ii) all sales of Receivables Assets to the Receivables Subsidiary are made at fair market value (as determined in good faith by Swift Nevada);

              (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Swift Nevada) and may include Standard Securitization Undertakings;

              (iv) the consideration to be received in connection with the transfer of Receivables Assets consists solely of cash;

              (v) no Default shall have occurred and be continuing or would result therefrom; and

              (vi) the proceeds pursuant to such Qualified Receivables Transaction are applied in accordance with Sections 3.1.1 and 3.1.2.

     "Quarterly Payment Date" means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

     "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by any Subsidiary of Holdings under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender, the Administrative Agent or an Affiliate of any thereof.

     "Receivables Assets" means a right of a Person to receive payment arising from a sale or lease of goods or the performance of services by such Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for such goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the UCC and any supporting obligations and any assets related thereto which are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transactions involving receivables, in each case so as long as the documentation in connection therewith is reasonably satisfactory to the Administrative Agent.

     "Receivables Subsidiary" means Swift Receivables and any other direct or indirect wholly owned Subsidiary of Swift Arizona that (i) is a special purpose entity engaged in Qualified Receivables Transactions, (ii) engages in no activities other than in connection with the purchase, sale or financing of Receivables Assets and any business or activities reasonably incidental or related thereto, (iii) is designated by the board of directors (or equivalent governing body) of the applicable Subsidiary (as provided below) as a Receivables Subsidiary and (iv) meets the following conditions:

         (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Receivables Subsidiary:

              (i) is guaranteed by Holdings or any of its Subsidiaries;

              (ii) is recourse to or obligates Holdings or any of its Subsidiaries; or

              (iii) subjects any property or assets of Holdings or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof;

         (b) with which neither Holdings nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

         (c) to which neither Holdings nor any of its Subsidiaries has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

     Any such designation by the board of directors (or equivalent governing body) of the applicable Subsidiary shall be evidenced by a certified copy of the resolution of the board of directors (or equivalent governing body) of such Subsidiary giving effect to such designation and an officers certificate certifying that such designation complies with the foregoing conditions

     "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

     "Register" is defined in clause (a) of Section 2.7.

     "Reimbursement Obligation" means a Revolving Reimbursement Obligation and/or a Synthetic Reimbursement Obligation.

     "Related Parties" is defined in Section 11.4.

     "Release" means a "release", as such term is defined in CERCLA.

     "Replacement Lender" is defined in clause (h) of Section 11.11.

     "Replacement Notice" is defined in Section 4.11.

     "Required Lenders" means, at any time, Lenders holding more than 50% of the Total Exposure Amount.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

     "Restricted Payment" means (i) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Borrowers or any other Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Borrowers or any other Subsidiary or otherwise (in the case of clause (i) and (ii) above, other than dividends or distributions payable solely in common stock of Holdings or any Subsidiary).

     "Revolving Issuer" means LaSalle Bank National Association in its capacity as Issuer of the Revolving Letters of Credit. At the request of LaSalle Bank National Association and with the consent of the Revolving Loan Borrower (not to be unreasonably withheld), another Lender may issue one or more Revolving Letters of Credit hereunder.

     "Revolving Letter of Credit" is defined in clause (a) of Section 2.1.2.

     "Revolving Letter of Credit Commitment" means the Revolving Issuer's obligation to issue Revolving Letters of Credit pursuant to Section 2.1.2 and, with respect to each Revolving Loan Lender, such Lender's Revolving Letter of Credit Participation Obligations.

     "Revolving Letter of Credit Commitment Amount" means, on any date, a maximum amount of $175,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

     "Revolving Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (i) the then aggregate undrawn Stated Amount of all issued and outstanding Revolving Letters of Credit, and (ii) the then aggregate amount of all unpaid and outstanding Revolving Reimbursement Obligations.

     "Revolving Letter of Credit Participation Obligation" is defined in clause
(a) of Section 2.6.1.

     "Revolving Loan Borrower" means Swift Arizona.

     "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to clause (a) of Section 2.1.1.

     "Revolving Loan Commitment Amount" means, on any date, $300,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Revolving Loan Commitment Termination Date" means the earliest of (i) the Closing Date (if the initial Credit Extension has not occurred on or prior to such date), (ii) the fifth anniversary of the Closing Date, (iii) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement, and (iv) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clause (iii) or
(iv), the Revolving Loan Commitments shall terminate automatically and without any further action.

     "Revolving Loan Exposure" means, as of any date of determination, (a) prior to the termination of the Revolving Loan Commitments, the aggregate amount of all Revolving Loan Commitments; and (b) after the termination of the Revolving Loan Commitments, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) all Revolving Letter of Credit Outstandings.

     "Revolving Loan Lender" is defined in clause (a) of Section 2.1.1.

     "Revolving Loan Percentage" means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth opposite its name on Schedule II hereto under the Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11. A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero.

     "Revolving Loans" is defined in clause (a) of Section 2.1.1.

     "Revolving Note" means a promissory note of the Revolving Loan Borrower payable to any Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Revolving Loan Borrower to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Revolving Reimbursement Obligation" is defined in Section 2.6.3.

     "Rollover Equity Investment" is defined in the fifth recital.

     "Rollover Purchasers" is defined in the first recital.

     "Rollover Purchasers Blocked Account" means any Account (as defined in the Shareholder Loan Agreement) in respect of which a Shareholder Loan Control Agreement (i) has been executed and delivered by a Rollover Purchaser, Swift Nevada and the financial institution at which such Account is maintained and
(ii) is in full force and effect.

     "Rollover Purchasers Pledge Agreement" means the pledge agreement executed and delivered by each Rollover Purchaser (or any Person authorized to act on behalf of any such Rollover Purchaser) pursuant to the terms of this Agreement, substantially in the form of Exhibit I hereto as amended, supplemented, amended and restated or otherwise modified from time to time.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Second Lien Agent" means U.S. Bank National Association in its capacity as second lien agent for the Senior Notes Trustees and the holders of the Senior Notes, and each of its successors and assigns.

     "Secured Parties" means, collectively, the Lenders, the Issuers, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof, each Person to whom a Borrower or a Guarantor owes Cash Management Obligations and (in each case), each of their respective successors, transferees and assigns.

     "Securitization Transactions" means any transaction or series of transactions entered into by Holdings or any of its Subsidiaries pursuant to which any Person issues interests, the proceeds of which are used to finance a discrete pool of Receivables Assets (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such

Receivables Assets (whether now existing or arising in the future) of Holdings or any of its Subsidiaries.

     "Security Agreements" means (i) the Pledge and Security Agreement, (ii) the Rollover Purchasers Pledge Agreement and (iii) each other agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations.

     "Senior Fixed Notes" is defined in the seventh recital.

     "Senior Floating Notes" is defined in the seventh recital.

     "Senior Floating Notes Trustee" is defined in the definition of "Senior
Note Indentures".

     "Senior Note Documents" means the Senior Notes, the Senior Note Indentures and all other agreements, documents and instruments executed and delivered with respect to the Senior Notes or the Senior Note Indentures, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement and the Senior Note Indenture.

     "Senior Note Indentures" means, collectively, (i) the Indenture, dated the date hereof, between the Term Loan Borrower, the Person acting as trustee thereunder (the "Senior Floating Notes Trustee") and the guarantors named therein, pursuant to which the Senior Floating Notes and any supplemental issuance of "second-priority senior secured floating rate notes" thereunder are issued, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement and such Senior Note Indenture and (ii) the Indenture, dated the date hereof, between the Term Loan Borrower, the Person acting as trustee thereunder (together with the Senior Floating Notes Trustee, the "Senior Notes Trustee") and the guarantors named therein, pursuant to which the Senior Fixed Notes and any supplemental issuance of "second-priority senior secured fixed rate notes" thereunder are issued, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement and such Senior Note Indenture.

     "Senior Notes" is defined in the seventh recital.

     "Senior Notes Trustee" is defined in the definition of "Senior Note Indentures".

     "Shareholder Loan" is defined in the sixth recital.

     "Shareholder Loan Agreement" means the credit agreement, dated as of the date hereof, among the Rollover Purchasers as borrowers thereunder and Swift Nevada as the lender thereunder, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and this Agreement.

     "Shareholder Loan Control Agreement" means a tri-party blocked account control agreement among Swift Nevada, any financial institution and any Rollover Purchaser with respect to any Accounts (as defined in the Shareholder Loan Agreement) pursuant to which Restricted Payments permitted pursuant to clause
(b) of Section 7.2.6 are required to be deposited.

     "Shareholder Loan Documents" means the Shareholder Loan Agreement, the Shareholder Loan Notes, the Shareholder Loan Pledge Agreement and all other agreements, documents, certificates and instruments executed and delivered with respect to the Shareholder Loan Agreement, the Shareholder Loan Notes and the Shareholder Loan Pledge Agreement, including any Shareholder Loan Control Agreement, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement and the Shareholder Loan Agreement.

     "Shareholder Loan Notes" means the "Notes" as defined in the Shareholder Loan Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement and the Shareholder Loan Agreement.

     "Shareholder Loan Pledge Agreement" means the "Borrower Pledge Agreement" as defined in the Shareholder Loan Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement and the Shareholder Loan Agreement.

     "Solvent" means, with respect to any Person and its Subsidiaries on a particular date, that on such date

         (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis;

         (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured;

         (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature; and

         (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in a business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries which are reasonably customary (as determined in good faith by Holdings) in a securitization of Receivables Assets.

     "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

     "Stated Expiry Date" is defined in Section 2.6.

     "Stated Maturity Date" means (i) with respect to all Term Loans, the seventh anniversary of the Closing Date, (ii) with respect to all Revolving Loans and Swing Line Loans, the fifth anniversary of the Closing Date and (iii) with respect to all Synthetic Deposits, the Synthetic Facility Maturity Date.

     "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of Holdings. Except for purposes of Sections 6.10, 6.11, 6.12, 7.1.2 (solely with respect to compliance with applicable laws),
7.1.6 and 8.1.7 and clause (d) of Section 7.2.1, Swift Puerto Rico shall be deemed not to be a Subsidiary of Holdings or any of its Subsidiaries for purposes of this Agreement, any term or provision hereof to the contrary notwithstanding.

     "Subsidiary Guarantor" means each Subsidiary that has executed and delivered to the Administrative Agent the Subsidiary Guaranty (including by means of a delivery of a supplement thereto).

     "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by an Authorized Officer of each U.S. Subsidiary (other than the Captive Insurance Company and any Receivables Subsidiary) pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Swift Arizona" is defined in the preamble.

     "Swift Nevada" is defined in the preamble.

     "Swift Puerto Rico" means Swift Transportation of Puerto Rico, Inc.

     "Swift Receivables" means Swift Receivables Corporation, a Delaware corporation.

     "Swing Line Lender" means, subject to the terms of this Agreement, Morgan Stanley.

     "Swing Line Loan" is defined in clause (b) of Section 2.1.1.

     "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.1.

     "Swing Line Loan Commitment Amount" means, on any date, $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Swing Line Note" means a promissory note of the Revolving Loan Borrower payable to the Swing Line Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Revolving Loan Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Synthetic Account Balance" means, at any time, the aggregate amount on deposit in the Synthetic Deposit Account excluding any interest or other earnings or income earned or accrued thereon.

     "Synthetic Deposit" is defined in clause (b) of Section 2.1.4.

     "Synthetic Deposit Account" means the account established by the Administrative Agent with the Synthetic Depository with the title "Synthetic Lenders (Swift Transportation) Credit-Linked Deposit Account" (or similar title) pursuant to clause (a) of Section 2.1.4.

     "Synthetic Deposit Allocation" is defined in clause (a) of Section 2.1.4.

     "Synthetic Deposit Amount" means, with respect to any Synthetic Lender as of any date, an amount equal to the product of (a) such Lender's Synthetic Deposit Percentage as of such date multiplied by (b) the Synthetic Letter of Credit Commitment Amount as of such date.

     "Synthetic Deposit Earnings" means, with respect to Synthetic Deposits and any applicable period of time, the amount of interest or other income or earnings actually earned and received as a result of the investment of such Synthetic Deposits during such period (as mutually agreed between Swift Nevada and the Synthetic Depository as provided pursuant to clause (b) of Section 2.1.4).

     "Synthetic Deposit Percentage" means, relative to any Synthetic Lender, the applicable percentage relating to Synthetic Deposits set forth opposite its name on Schedule II hereto under the Synthetic Deposit column or set forth in a Lender Assignment Agreement under the Synthetic Deposit column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to Section 11.11.

     "Synthetic Depository" means LaSalle Bank National Association or one or more of its Affiliates or, if LaSalle Bank National Association or one or more of its Affiliates shall cease to be the Synthetic Issuer, such other institution, from time to time, as agreed by the Borrowers and the Administrative Agent.

     "Synthetic Facility Maturity Date" means the seventh anniversary of the Closing Date.

     "Synthetic Issuer" means LaSalle Bank National Association in its capacity as issuer of the Synthetic Letters of Credit. At the request of LaSalle Bank National Association and with the consent of the Revolving Loan Borrower (not to be unreasonably withheld), another Lender may issue one or more Synthetic Letters of Credit hereunder.

     "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP; and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

     "Synthetic Lender" means, as of any time of determination, any Lender which has a Synthetic Deposit Percentage pursuant to Schedule II hereto or pursuant to a Lender Assignment Agreement which, in either case, is greater than 0%.

     "Synthetic Letter of Credit" is defined in clause (a) of Section 2.1.5.

     "Synthetic Letter of Credit Commitment" means the Synthetic Issuer's obligation to issue Synthetic Letters of Credit pursuant to Section 2.1.5 and, with respect to each Synthetic Lender, such Lender's Synthetic Participation Obligation.

     "Synthetic Letter of Credit Commitment Amount" means, on any date, a maximum of $150,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.1.

     "Synthetic Letter of Credit Commitment Termination Date" means the earliest of (i) the seventh anniversary of the Closing Date, (ii) the date on which the Synthetic Letter of Credit Commitment Amount is terminated in full or permanently reduced to zero pursuant to the terms of this Agreement, and (iii) the date on which any Commitment Termination Event occurs.

     "Synthetic Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (i) the then aggregate Stated Amount of all issued and outstanding Synthetic Letters of Credit and (ii) the then aggregate amount of all unpaid and outstanding Synthetic Reimbursement Obligations.

     "Synthetic Participation Fee" is defined in Section 3.3.4.

     "Synthetic Participation Obligation" is defined in clause (b) of Section 2.6.1.

     "Synthetic Reimbursement Obligation" is defined in Section 2.6.3.

     "Taxes" means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

     "Term Loan Borrower" means, collectively, (i) at all times prior to the Merger, Acquisition Co. and (ii) at all times on and after the Merger, Swift Nevada.

     "Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term Loans pursuant to Section 2.1.3.

     "Term Loan Commitment Amount" means, on any date, $1,720,000,000.

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

     "Term Loan Commitment Termination Date" means the earliest of (i) the Closing Date (if the Term Loans have not been made on or prior to such date), and (ii) the Closing Date (immediately after the making of the Term Loans on such date), and (iii) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (ii) or (iii), the Term Loan Commitments shall terminate automatically and without any further action.

     "Term Loans" is defined in Section 2.1.3.

     "Term Note" means a promissory note of the Term Loan Borrower payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Term Loan Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term Percentage" means, relative to any Lender, the applicable percentage relating to Term Loans set forth opposite its name on Schedule II hereto under the Term Loan Commitment column or set forth in a Lender Assignment Agreement under the Term Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11. A Lender shall not have any Term Loan Commitment if its percentage under the Term Loan Commitment column is zero.

     "Termination Date" means the date on which all Obligations have been paid in full in cash, the Synthetic Lenders have received the full amount of their Synthetic Deposit, all Letters of Credit have been terminated or expired (or been Cash Collateralized), all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

     "Total Debt" means, on any date, (i) the outstanding principal amount of all Indebtedness of Holdings and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Revolving Loans, shall be deemed to equal the average daily amount of the Revolving Loans outstanding for the Fiscal Quarter ending on or immediately preceding the date of determination), clause
(b) (which, in the case of Letter of Credit Outstandings shall (i) exclude obligations of the type described in clause (i) of the definitions of "Revolving Letter of Credit Outstandings" and "Synthetic Letter of Credit Outstandings", as applicable, and (ii) be deemed to equal the average daily amount of Letter of Credit Outstandings for the Fiscal Quarter ending on or immediately preceding the date of determination), clause (c) (which, in the case of Capital Lease Liabilities with respect to Motor Vehicles, shall be deemed to equal the average daily amount of such Capital Lease Liabilities outstanding for the Fiscal Quarter ending on or immediately preceding the date of determination), clause
(f) (which shall be deemed to equal the average daily amount of Synthetic Lease obligations outstanding for the Fiscal Quarter ending on or immediately preceding the date of determination) and clause (g) (which shall be deemed to equal the average daily balance of Attributable Debt outstanding for the Fiscal Quarter ending on or immediately preceding the date of determination), in each case of the definition of "Indebtedness" (exclusive of intercompany Indebtedness between and among Holdings and its Subsidiaries) and any Contingent Liability in respect of any of the foregoing minus (ii) cash and Cash Equivalent Investments held by Holdings and its Subsidiaries.

     "Total Exposure Amount" means, on any date of determination (and without duplication), the sum of (i) the outstanding principal amount of all Term Loans, plus (ii) the Revolving Loan Exposure plus (iii) the aggregate amount of all Synthetic Deposits.

     "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to the Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Transaction Costs" is defined in the sixth recital.

     "Transaction Documents" means, collectively, the Loan Documents, the Senior Note Documents, the Merger Agreement and the documents evidencing the Shareholder Loan and any other material document executed or delivered in connection with the IEL Equity Contribution and the Rollover Equity Investment.

     "Transactions" is defined in the seventh recital.

     "Transplace Promissory Note" means the Subordinated Promissory Note, dated January 7, 2005, in the original principal sum of $6,331,492, made by Transplace Texas, LP in favor of Swift Transportation Co., Inc., a Nevada corporation.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non perfection.

     "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

     "U.S. Subsidiary" means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.

     "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wachovia Bank" is defined in the preamble.

     "Wachovia Securities" is defined in the preamble.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

     "wholly owned Subsidiary" means any Subsidiary all of the outstanding Capital Securities of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by Holdings.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in clause (a) of
Section 5.1.7. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for Holdings and its Subsidiaries, in each case without duplication.

                                   ARTICLE II
                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.

     SECTION 2.1.1. Revolving Loan Commitment and Swing Line Loan Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date,

         (a) each Lender that has a Revolving Loan Commitment (referred to as a "Revolving Loan Lender"), agrees that it will make loans (relative to such Lender, its "Revolving Loans") to the Revolving Loan Borrower equal to such Lender's Revolving Loan Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Revolving Loan Borrower to be made on such day; and

         (b) the Swing Line Lender agrees that it will make loans (its "Swing Line Loans") to the Revolving Loan Borrower equal to the principal amount of the Swing Line Loan requested by the Revolving Loan Borrower to be made on such day. The Commitment of the Swing Line Lender described in this clause is herein referred to as its "Swing Line Loan Commitment".

On the terms and subject to the conditions hereof, the Revolving Loan Borrower may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Revolving Loan Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto and the use of proceeds thereof, the aggregate outstanding principal amount of all Revolving Loans of such Revolving Loan Lender, together with such Lender's Revolving Loan Percentage of the aggregate amount of all Swing Line Loans and Revolving Letter of Credit Outstandings, would exceed such Lender's Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount. Furthermore, the Swing Line Lender shall not be permitted or required to make Swing Line Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or (ii) unless otherwise agreed to by the Swing Line Lender, in its sole discretion, the sum of all Swing Line Loans and Revolving Loans made by the Swing Line Lender plus the Swing Line Lender's Revolving Loan Percentage of the aggregate amount of Revolving Letter of Credit Outstandings would exceed the Swing Line Lender's Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount.

     SECTION 2.1.2. Revolving Letter of Credit Commitment. From time to time on any Business Day occurring from the Closing Date but three days prior to the Revolving Loan Commitment Termination Date, the relevant Revolving Issuer agrees that it will

         (a) issue one or more standby letters of credit (relative to such Issuer, its "Revolving Letter of Credit") for the account of any Borrower or any Subsidiary Guarantor in the Stated Amount requested by the Revolving Loan Borrower on such day; or

         (b) extend the Stated Expiry Date of an existing standby Revolving Letter of Credit previously issued hereunder.

No Issuer shall be permitted or required to issue any Revolving Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Revolving Letter of Credit Outstandings would exceed the Revolving Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Revolving Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount.

     SECTION 2.1.3. Term Loan Commitment. In a single Borrowing (which shall be a Business Day) occurring on or prior to the applicable Commitment Termination Date, each Lender that has a Term Loan Commitment agrees that it will make loans (relative to such Lender, its "Term Loans") to the Term Loan Borrower equal to such Lender's Term Loan Percentage of the aggregate amount of the Term Loan Borrowing of Term Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

     SECTION 2.1.4. Synthetic Deposit Account. (a) On or prior to the Closing Date, the Administrative Agent shall cause the Synthetic Deposit Account to be established for purposes of receiving deposits made to such account by (or on behalf of) the Synthetic Lenders as required pursuant to clause (b) of Section
2.6.1 and clause (b) of this Section in connection with the purchase by such Synthetic Lenders of participation interests in Synthetic Letters of Credit. The Administrative Agent (or any of its sub-agents or Affiliates) shall maintain in the Register records enabling it to determine at any time the portion of the Synthetic Deposit Account allocable to each Synthetic Lender held in the Synthetic Deposit Account based on such Synthetic Lender's Synthetic Deposit Percentage (such amount, as evidenced by such records, being referred to as such Lender's "Synthetic Deposit Allocation"). The Administrative Agent shall also maintain in the Register the Synthetic Deposit Allocations for assignee Lenders as shall be required pursuant to Section 11.11. No Person (other than the Administrative Agent or any of its sub-agents or Affiliates, for the benefit of the Synthetic Issuer or otherwise) shall have the right to make any withdrawals from the Synthetic Deposit Account or exercise any other right or power with respect thereto, except as expressly provided in clause (c) below. Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that (x) neither the Synthetic Deposit Account, nor any amount on deposit at any time in the Synthetic Deposit Account, (i) shall be the property of any Secured Party (other than the Administrative Agent (or its applicable sub-agent or Affiliate) for the benefit of the Synthetic Issuer) or any Obligor or (ii) shall constitute "collateral" under the Loan Documents other than in favor of the Synthetic Issuer as cash collateral in respect of Synthetic Participation Obligations and (y) no Obligor shall have any right or title to, or interest in, the Synthetic Deposit Account or any amount on deposit at any time in the Synthetic Deposit Account. In addition, each Synthetic Lender hereby grants to Morgan Stanley & Co. Incorporated (or such other Affiliate of the Administrative Agent or other designee from time to time designated by the Administrative Agent) for the benefit of the Synthetic Issuer a security interest in its rights and interests in such Synthetic Lender's Synthetic Deposit to secure the obligations of such Synthetic Lender hereunder. For purposes of perfecting such security interest, each Synthetic Lender hereby instructs the Synthetic Depository as the bank in which the Synthetic Deposits are maintained, and the Synthetic Depository hereby agrees, to follow the instructions of Morgan Stanley & Co. Incorporated (or such other Affiliate of the Administrative Agent or other designee from time to time designated by the Administrative Agent) in respect of the Synthetic Deposits without further consent by such Synthetic Lender. Each Synthetic Lender agrees that its right, title and interest with respect to the Synthetic Deposit Account shall be limited to the right to require its Synthetic Deposit Allocation to be used as expressly set forth herein and that it will have no right to require the return of its Synthetic Deposit other than as expressly provided herein (each Synthetic Lender hereby acknowledging that its Synthetic Deposit constitutes payment for its Synthetic Participation Obligations and that the Synthetic Issuer will be issuing, amending, renewing and extending Synthetic Letters of Credit in reliance on the availability of such Lender's Synthetic Deposit to discharge such Lender's obligations in accordance with clause (c) of this Section and
Section 2.6.3). The funding of the Synthetic Deposits and the agreements with respect thereto set forth in this Agreement constitute arrangements solely among the Administrative Agent (including its applicable sub-agents or Affiliates), the Synthetic Issuer and the Synthetic Lenders with respect to the funding and reimbursement obligations of the Synthetic Lenders under this Agreement, and do not constitute loans, extensions of credit or other financial accommodations to any Obligor and shall not relieve the Revolving Loan Borrower of its Synthetic Reimbursement Obligations.

         (b) On the Closing Date, each Synthetic Lender shall fund to and as directed by the Administrative Agent an amount in Dollars equal to such Lender's Synthetic Deposit Amount for the purpose of cash collateralizing such Synthetic Lender's Synthetic

     Participation Obligation (each such amount being such Lender's "Synthetic Deposit"). Upon receipt of such Synthetic Deposits on the Closing Date, the Administrative Agent, on behalf of each Synthetic Lender, shall deposit an amount equal to the aggregate amount of Synthetic Deposits in the Synthetic Deposit Account. Once such Synthetic Lender has funded its Synthetic Deposit to the Administrative Agent in full in cash, and the Administrative Agent has made such deposit in full in cash into the Synthetic Deposit Account, all obligations of such Synthetic Lender to reimburse the Synthetic Issuer with respect to any draw paid by it under any Synthetic Letter of Credit (pursuant to Section 2.6 or otherwise) shall be satisfied in full, and such Synthetic Lender shall not have any further or other funding obligation whatsoever hereunder in respect of any Synthetic Reimbursement Obligations. Subject to clause (d) of this Section, upon the deposit of each Synthetic Lender's Synthetic Deposit in the Synthetic Deposit Account, the Synthetic Depository shall cause such Synthetic Deposits to be invested in such instruments or other investments as mutually agreed upon by the Synthetic Depository and Swift Nevada (and the Synthetic Lenders and the Synthetic Issuer hereby authorize the Synthetic Depository to create a managed investment account to invest Synthetic Deposits and to manage investments in such account).

         (c) Amounts on deposit in the Synthetic Deposit Account may be withdrawn by (or with the written consent of) the Administrative Agent from time to time in its reasonable determination, including, without limitation, as follows:

              (i) The Administrative Agent shall withdraw (or cause to be withdrawn) from the Synthetic Deposit Amount the amount of Synthetic Deposit Earnings to be paid from time to time to the Synthetic Lenders pursuant to the last sentence of Section 3.3.4.

              (ii) In the event the Borrowers do not reimburse the Synthetic Issuer pursuant to Section 2.6.2, the Administrative Agent shall withdraw (or cause to be withdrawn) from the Synthetic Deposit Account the amount of such unreimbursed Disbursement (and reflect in the Register the Synthetic Deposit Allocation of each Synthetic Lender in the amount of such Synthetic Lender's Synthetic Deposit Percentage of such unreimbursed Disbursement) and make such amount available to the Synthetic Issuer, and the Synthetic Account Balance shall be reduced by such amount.

              (iii) In the event either Borrower voluntarily decides to permanently reduce the Synthetic Letter of Credit Commitment Amount pursuant to Section 2.2.1, the Administrative Agent shall withdraw (or cause to be withdrawn) from the Synthetic Deposit Account an amount equal to such reduction, and pay to each Synthetic Lender an amount equal to the product of (A) such Lender's Synthetic Deposit Percentage multiplied by (B) the aggregate amount of such reduction, and the Synthetic Account Balance shall be reduced by such amount.

              (iv) Upon the occurrence of the Synthetic Letter of Credit Commitment Termination Date, all amounts in the Synthetic Deposit Account shall be returned to the Synthetic Lenders based on such Synthetic Lender's Synthetic Deposit Percentage to the extent such amounts are not being used to Cash Collateralize Synthetic Letter of Credit Outstandings.

         (d) Notwithstanding anything to the contrary in this Agreement, neither the Administrative Agent, nor any of its sub-agents or Affiliates (other than in each case with respect to its own willful misconduct or gross negligence) nor the Borrowers shall be liable for any losses due to (i) the misappropriation of any Synthetic Deposit or Synthetic Deposit Earnings or
     (ii) any delay or failure of the Synthetic Depository to distribute the Synthetic Deposits or Synthetic Deposit Earnings or any portion thereof to the Administrative Agent (or its sub-agent or Affiliate) or any Synthetic Lender, as applicable (it being understood and agreed for greater certainty that this clause shall not limit any obligation of the Borrowers hereunder to pay any Synthetic Participation Fee). Nothing in this Agreement or any other Loan Document shall constitute or create (nor is there any intention to constitute or create) any guarantee by the Administrative Agent, the Synthetic Issuer or any other Person of the amount of Synthetic Deposit Earnings at any time, or of any rate of return on the investment of any Synthetic Deposit held in the Synthetic Deposit Account.

         (e) If the Synthetic Issuer is enjoined from taking any action referred to in clause (c) of this Section, or if the Synthetic Issuer reasonably determines that, by operation of law, it may reasonably be precluded or prohibited from taking any such action, or if any Obligor or Synthetic Lender challenges in any legal proceeding any of the acknowledgements, agreements or characterizations set forth in any clause of this Section, then, in any such case (and so long as such event or condition shall be continuing), and notwithstanding anything contained herein to the contrary, the Synthetic Issuer shall not be required to issue, renew or extend any Synthetic Letter of Credit.

         (f) In the event any payment of a Synthetic Reimbursement Obligation shall be required to be refunded by the Synthetic Issuer to the Borrowers after the return of the Synthetic Deposits to the Synthetic Lenders as permitted hereunder, each Synthetic Lender agrees to acquire and fund a participation in such refunded amount equal to the lesser of its Synthetic Deposit Percentage thereof and the amount of its Synthetic Deposit that shall have been so returned.

     SECTION 2.1.5 Synthetic Letters of Credit. From time to time on any Business Day occurring on or after the Closing Date but five Business Days prior to the Synthetic Facility Maturity Date, the relevant Synthetic Issuer agrees that it will, to the extent requested by either Borrower,

              (i) issue one or more standby letters of credit (relative to such Synthetic Issuer, its "Synthetic Letter of Credit") for the account of the Borrowers or any Subsidiary Guarantor in the Stated Amount requested by such Borrower on such day; or

              (ii) extend the Stated Expiry Date of an existing Synthetic Letter of Credit previously issued hereunder.

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

     No Synthetic Issuer shall be permitted or required to issue any Synthetic Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Synthetic Letter of Credit Outstandings would exceed the Synthetic Letter of Credit Commitment Amount or (ii) the aggregate amount of all Synthetic Letter of Credit Outstandings would exceed the Synthetic Account Balance. Each Synthetic Letter of Credit shall provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein.

     SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time as set forth below.

     SECTION 2.2.1. Optional. The Revolving Loan Borrower (or either Borrower, in the case of the Synthetic Letter of Credit Commitment Amount) may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount, the Revolving Letter of Credit Commitment Amount or the Synthetic Letter of Credit Commitment Amount on the Business Day so specified by such Borrower; provided that, all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of
(i) the Swing Line Loan Commitment Amount and (ii) the Revolving Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Revolving Letter of Credit Commitment Amount (as directed by the Revolving Loan Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or any Issuer. In no event shall the Synthetic Letter of Credit Commitment Amount be reduced to an amount that is less than the Synthetic Letter of Credit Outstandings.

     SECTION 2.3. Borrowing Procedures. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2 and Synthetic Deposits shall be made by the Synthetic Lenders in accordance with
Section 2.3.3.

     SECTION 2.3.1. Borrowing Procedure. In the case of Loans (other than Swing Line Loans), by delivering a Borrowing Request to the Administrative Agent on or before 12:00 p.m. on a Business Day, the Borrowers may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of Loans other than Swing Line Loans, on or before 10:00 a.m. on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. Notwithstanding the foregoing, any Borrowing Request with respect to any Loan required to be delivered prior to the Closing Date may be delivered by Acquisition Co.

     SECTION 2.3.2. Swing Line Loans; Participations, etc.

         (a) By telephonic notice to the Swing Line Lender on or before 12:00 noon on a Business Day (followed (before the close of business on the same Business Day) by the delivery of a confirming Borrowing Request), the Revolving Loan Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Revolving Loan Borrower by wire transfer to the account the Revolving Loan Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Lender. Upon the making of each Swing Line Loan, and without further action on the part of the Swing Line Lender or any other Person, each Revolving Loan Lender (other than the Swing Line Lender) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Swing Line Loan, and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing within one Business Day the Swing Line Lender for Swing Line Loans which have not been reimbursed by the Revolving Loan Borrower in accordance with the terms of this Agreement.

         (b) If (i) any Swing Line Loan shall be outstanding for more than four Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when the Revolving Loan Borrower requests that a Revolving Loan be made, or
     (iii) any Default shall occur and be continuing, then each Revolving Loan Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Revolving Loan Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"). On or before 11:00 a.m. on the first Business Day following receipt by each Revolving Loan Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Loan Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Revolving Loan Lenders make the above referenced Revolving Loans the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Loans in an amount equal to the Swing Line Lender's Revolving Loan Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become an outstanding Revolving Loan and shall no longer be owed as a Swing Line Loan. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Revolving Loan Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever;
     (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.3.3. Synthetic Deposits. Either Borrower may irrevocably request that Synthetic Deposits be made on the Closing Date by the Synthetic Lenders by delivering a Borrowing Request to the Administrative Agent on or prior the Closing Date.

     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 p.m. on a Business Day, the Borrowers may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

     SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided that, such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of
Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. Issuance Procedures. By delivering to the applicable Issuer and the Administrative Agent an Issuance Request on or before 12:00 p.m. on a Business Day, the applicable Borrower (or, in the case of any Issuance Request to be delivered prior to the Closing Date, Acquisition Co.) may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that an Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by such Borrower and approved by such Issuer, solely for the purposes described in Section 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date or Synthetic Letter of Credit Commitment Termination Date, as applicable or (ii) (unless otherwise agreed to by an Issuer, in its sole discretion) one year from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

     SECTION 2.6.1. Other Lenders' Participation. (a) Upon the issuance of each Revolving Letter of Credit, and without further action, each Revolving Loan Lender (other than the applicable Revolving Issuer) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Revolving Letter of Credit (including the Contingent Liability and any Revolving Reimbursement Obligation with respect thereto) (each a "Revolving Letter of Credit Participation Obligation"), and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, reimburse the applicable Revolving Issuer within one Business Day following receipt of a notice pursuant to this Section for Revolving Reimbursement Obligations which have not been reimbursed by the Revolving Loan Borrower in accordance with Section 2.6.3. In addition, such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be entitled to receive a ratable portion of the Revolving Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Revolving Letter of Credit (other than the issuance fees payable to the Revolving Issuer of such Revolving Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Revolving Reimbursement Obligation. To the extent that any Revolving Loan Lender has reimbursed any Revolving Issuer for a Disbursement, such Revolving Loan Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Revolving Loan Borrower or otherwise) in respect of such Disbursement.

     (b) Upon the issuance of each Synthetic Letter of Credit, and without further action, each Synthetic Lender shall be deemed to have irrevocably purchased, to the extent of its Synthetic Deposit Percentage, a participation interest in such Synthetic Letter of Credit (including the Contingent Liability or Synthetic Reimbursement Obligation with respect thereto) (each, a "Synthetic Participation Obligation"). Each Synthetic Lender's Synthetic Participation Obligation shall be cash collateralized (as provided in Section 2.1.4), in favor of the Synthetic Issuer, by such Synthetic Lender's Synthetic Deposit. Such Synthetic Lender's Synthetic

Deposit shall be available for withdrawal by the Administrative Agent, in the amounts contemplated by and otherwise in accordance with clause (c)(ii) of
Section 2.1.4, to reimburse the Synthetic Issuer for Synthetic Reimbursement Obligations.

     SECTION 2.6.2. Disbursements. An Issuer will notify the applicable Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 p.m. on the first Business Day following the Disbursement Date, the Borrowers will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans plus the then Applicable Margin for such Loans for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Revolving Loan Borrower (in respect of Revolving Letters of Credit) and each Borrower (in respect of Synthetic Letters of Credit) hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is a Borrower or a Subsidiary Guarantor).

     SECTION 2.6.3. Reimbursement. The obligation (a "Revolving Reimbursement Obligation" in the case of a drawing under a Revolving Letter of Credit and a "Synthetic Reimbursement Obligation" in the case of a drawing under a Synthetic Letter of Credit) of the Borrowers under Section 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrowers to reimburse an Issuer, each Revolving Loan Lender's obligation under Section 2.6.1 to pay to such Revolving Issuer its applicable Percentage of any Disbursements and the right of the Synthetic Issuer to be paid with amounts on deposit in the Synthetic Deposit Account pursuant to clause
(c)(ii) of Section 2.1.4, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or such Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit and irrespective of any withdrawal by the Administrative Agent from the Synthetic Deposit Account to repay unreimbursed Synthetic Reimbursement Obligations; provided that, after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrowers or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

     SECTION 2.6.4. Deemed Disbursements. (a) Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Revolving Loan Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

              (i) the aggregate Stated Amount of all Revolving Letters of Credit shall, without demand upon or notice to the Revolving Loan Borrower or any other Person, be deemed to have been paid or disbursed by the applicable Revolving Issuer of such Revolving Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

              (ii) the Revolving Loan Borrower shall be immediately obligated to reimburse such Revolving Issuer for the amount deemed to have been so paid or disbursed by such Revolving Issuer.

         (b) Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to either Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

              (i) the aggregate Stated Amount of all Synthetic Letters of Credit shall, without demand upon or notice to either Borrower or any other Person, be deemed to have been paid or disbursed by the applicable Synthetic Issuer of such Synthetic Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

              (ii) the Borrowers shall be immediately obligated to reimburse such Synthetic Issuer for the amount deemed to have been so paid or disbursed by such Synthetic Issuer.

         (c) Amounts payable by the Borrowers pursuant to this Section shall be deposited in immediately available funds with (or at the direction of) the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrowers all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

     SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrowers, each other Obligor and, to the extent set forth in Section 2.6.1, each Revolving Loan Lender and Synthetic Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

         (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

         (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

         (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

         (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

         (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

     SECTION 2.7. Register; Notes. The Register shall be maintained on the following terms.

         (a) Each Borrower hereby designates the Administrative Agent to serve as the Borrowers' agent, solely for the purpose of this clause, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender, the Synthetic Deposit Allocations of each Synthetic Lender, and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 11.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor's Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan or Synthetic Deposit is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment, the Loans or Synthetic Deposits made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 11.11. No assignment or transfer of a Lender's Commitment, Loans or Synthetic Deposits shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

         (b) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, each Borrower will execute and deliver to such Lender a Note evidencing the Loans made to such Borrower by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments; Application. Each Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

     SECTION 3.1.1. Repayments and Prepayments. The Borrowers shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans and refunding of the Synthetic Deposits shall or may be made as set forth below.

         (a) From time to time on any Business Day,

              (i) the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans (other than Swing Line Loans); provided that, if such prepayment occurs during the period from the Closing Date through (and including) the first anniversary of the Closing Date, the Borrowers shall have paid a prepayment premium of 1% of the principal amount so prepaid in connection with any voluntary prepayment of Term Loans; provided, further, that, (A) any such prepayment of the Term Loans shall be made pro rata among Term Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans (applied to the remaining amortization payments for the Term Loans in such amounts as the Term Loan Borrower shall determine) and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans; (B) all such voluntary prepayments shall, in the case of Base Rate Loans, require at least one but no more than five Business Days' prior notice and, in the case of LIBO Rate Loans, at least three but no more than five Business Days' prior notice, in each case to the Administrative Agent; and (C) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000;

              (ii) the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Line Loans; provided that (A) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $200,000 and an integral multiple of $100,000; and

              (iii) subject to clause (b)(ii) of this Section, the Borrowers may cause all or a portion of the Synthetic Deposits to be returned to the Synthetic Lenders by reducing the Synthetic Letter of Credit Commitment Amount pursuant to Section 2.2.1; provided that (A) all such voluntary reductions of the Synthetic Deposits shall require at least one but no more than five Business Days' prior notice to the Administrative Agent,
         (B) all such voluntary partial returns of the Synthetic Deposits shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 and (C) the aggregate amount of such return pursuant to this clause (iii) shall not exceed the excess of (x) the aggregate amount of Synthetic Deposits held in the Synthetic Deposit Account immediately prior to such reduction, over (y) the Synthetic Letter of Credit Commitment Amount immediately after giving effect to such reduction.

         (b) (i) On each date when the sum of (A) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (B) the aggregate amount of all Revolving Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Revolving Loan Borrower shall make a mandatory prepayment of Revolving Loans or Swing Line Loans (or both) and, if necessary, Cash Collateralize all Revolving Letter of Credit Outstandings, in an aggregate amount equal to such excess.

              (ii)On each date when the aggregate amount of all Synthetic Letter of Credit Outstandings exceeds the Synthetic Account Balance or the Synthetic Letter of Credit Commitment Amount, the Borrowers shall immediately make a mandatory deposit in the Synthetic Deposit Account to Cash Collateralize all Synthetic Letter of Credit Outstandings in an aggregate amount equal to such excess.

              (iii) In the event the Administrative Agent has made a withdrawal from the Synthetic Deposit Account to repay unreimbursed Synthetic Reimbursement Obligations, the Borrowers shall immediately make a mandatory deposit in the Synthetic Deposit Account equal to such withdrawn amount.

         (c) On each Quarterly Payment Date commencing September 30, 2007, the Term Loan Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in the amount equal to (i) 0.25% of the original aggregate outstanding principal amount with respect to each Quarterly Payment Date occurring on or prior to September 30, 2013 and (ii) 23.5% of the original aggregate

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

     outstanding principal amount with respect to each Quarterly Payment Date thereafter (with the balance due on the Stated Maturity Date).

         (d) Concurrently with the receipt by Holdings or any of its Subsidiaries of any Net Equity Proceeds, the Borrowers shall make a mandatory prepayment of the outstanding Loans in an amount equal to 75% of such Net Equity Proceeds, to be applied as set forth in Section 3.1.2.

         (e) Concurrently with the receipt by Holdings or any of its Subsidiaries of any Net Debt Proceeds, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2.

         (f) Within 5 Business Days of receipt of any Net Disposition Proceeds or Net Casualty Proceeds by Holdings or any of its Subsidiaries, the Borrowers shall (subject to the next proviso) deliver to the Administrative Agent a calculation of the amount of such proceeds, and, to the extent the aggregate amount of such proceeds received exceeds $5,000,000 in any Fiscal Year or $25,000,000 in the aggregate since the Closing Date, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 100% of such excess Net Disposition Proceeds or Net Casualty Proceeds; provided that upon written notice by the Term Loan Borrower to the Administrative Agent not more than 5 Business Days following receipt of any Net Disposition Proceeds or Net Casualty Proceeds (so long as no Event of Default has occurred and is continuing), such proceeds may be retained by Holdings and its Subsidiaries (and be excluded from the prepayment requirements of this clause (f)) if (i) the Term Loan Borrower informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of the Subsidiary Guarantors to apply) such Net Disposition Proceeds or Net Casualty Proceeds to the acquisition of fixed or capital assets or properties in the U.S. consistent with the businesses permitted to be conducted pursuant to Section 7.2.1 (including by way of merger, acquisition or other permitted Investment pursuant to Section 7.2.5), and (ii) within 365 days following the receipt of such Net Disposition Proceeds or Net Casualty Proceeds, such proceeds are applied to such acquisition or are contractually committed to be applied to such acquisition. The amount of such Net Disposition Proceeds or Net Casualty Proceeds unused after such 365 day period (or which cease to be so contractually committed after such period) shall be applied to prepay the Loans as set forth in Section 3.1.2. At any time after receipt of any such Net Disposition Proceeds or Net Casualty Proceeds in excess of $5,000,000 in any Fiscal Year or $25,000,000 in the aggregate since the Closing Date, but prior to the application thereof to a mandatory prepayment or the acquisition of other assets or properties as described above, upon the request by the Administrative Agent to the Term Loan Borrower during the continuance of a Default, the Borrowers shall deposit (or cause to be deposited) an amount equal to such Net Disposition Proceeds into a cash collateral account maintained with (or, at the Administrative Agent's discretion, on behalf of) (and subject to documentation reasonably satisfactory to) the Administrative Agent for the benefit of the Secured Parties (and over which the Administrative Agent shall have a first priority perfected Lien) pending application as a prepayment or to be released as requested by the Term Loan Borrower in respect of such acquisition. Amounts deposited in such cash collateral

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

     account shall be invested in Cash Equivalent Investments, as directed by the Term Loan Borrower.

         (g) For each Fiscal Year (beginning with the close of the 2007 Fiscal
     Year), not later than five days after the date on which the financial statements of Holdings referred to in clause (b) of Section 7.1.1 for such Fiscal Year are required to be delivered to the Lenders, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 75% of the Excess Cash Flow (if any) for such Fiscal Year, less any voluntary prepayments of Loans made during such Fiscal Year (excluding prepayments of Revolving Loans except to the extent any such prepayment is accompanied by a permanent reduction of the Revolving Loan Commitments), to be applied as set forth in Section 3.1.2; provided that the amount of such prepayment required pursuant to this clause (g) shall be reduced to an amount equal to
     (i) 50% of the Excess Cash Flow (if any) for any applicable Fiscal Year if the Leverage Ratio on the last day of the last Fiscal Quarter of such Fiscal Year was less than or equal to 3.75:1.00 and (ii) 25% of the Excess Cash Flow (if any) for any applicable Fiscal Year if the Leverage Ratio on the last day of the last Fiscal Quarter of such Fiscal Year was less than or equal to 2.75:1.00.

         (h) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrowers shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

         (i) Concurrently with the receipt by Holdings or any of its Subsidiaries of any proceeds from (x) any Qualified Receivables Transaction, (y) the Motor Vehicle Financing or (z) any prepayment of principal on the Shareholder Loan (which in the case of clauses (x) and (y) above shall be net of all reasonable and customary legal, investment banking, brokerage, accounting and other professional fees, sales commission expenses, costs and disbursements actually incurred in connection with such transaction), the Borrowers shall make (or cause to be made) a mandatory prepayment of the outstanding Loans in an amount equal to 100% of such proceeds, to be applied as set forth in Section 3.1.2.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by clause (a) above or Section 4.4, provided that, notwithstanding the foregoing, if a mandatory prepayment of LIBO Rate Loans is required pursuant to clause (g) of Section 3.1.1, on a date that is not an Interest Payment Date, the Borrowers may delay such mandatory prepayment until the next succeeding Interest Payment Date so long as the Borrowers deposit an amount equal to such mandatory prepayment into a cash collateral account maintained with (or, at the Administrative Agent's discretion, on behalf of) (and subject to documentation reasonably satisfactory
to) the Administrative Agent for the benefit of the Secured Parties ( and over which the Administrative Agent shall have a first priority perfected Lien).

     SECTION 3.1.2. Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

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

         (a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

         (b) Each prepayment of the Loans made pursuant to clauses (c), (d),
     (e), (f), (g) and (i) of Section 3.1.1 shall be applied (i) first, pro rata to a mandatory prepayment of the outstanding principal amount of all Term Loans (applied first to the next eight scheduled installments thereof in forward chronological order and, thereafter, in inverse order to the remaining scheduled installments, and (ii) second, once all Term Loans have been repaid in full, to the repayment of any outstanding Revolving Loans until paid in full, and then to Cash Collateralize Letters of Credit Outstandings.

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.

     SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrowers may elect that the Loans comprising a Borrowing accrue interest at a rate per annum:

         (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided that Swing Line Loans shall always accrue interest at the Alternate Base Rate plus the then effective Applicable Margin for Revolving Loans maintained as Base Rate Loans; and

         (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. Post-Default Rates. After the date any principal amount of any Loan, any Synthetic Participation Fee or any Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrowers shall have become due and payable or after the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9, the Borrowers shall jointly and severally be obligated to pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to
(i) in the case of overdue principal on any Loan or any overdue Synthetic Participation Fee, the rate of interest that otherwise would be applicable to such Loan or Synthetic Participation Fee plus 2% per annum; and (ii) in the case of overdue interest, fees, and other monetary Obligations, the Alternate Base Rate plus 2% per annum.

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

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable by the Borrowers, without duplication:

         (a) on the Stated Maturity Date therefor;

         (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

         (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

         (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

         (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

         (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3. Fees. The Borrowers, jointly and severally, agree to pay the fees set forth below. All such fees shall be non-refundable.

     SECTION 3.3.1. Commitment Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of any Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the applicable Commitment Termination Date, a commitment fee in an amount equal to 0.50% per annum, in each case on such Lender's Percentage of the sum of the average daily unused portion of the applicable Commitment Amount (net of Revolving Letter of Credit Outstandings, in the case of the Revolving Loan Commitment Amount). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrowers in arrears on the Closing Date and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, and on the Revolving Loan Commitment Termination Date. The principal amount of outstanding Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrowers to the Lenders.

     SECTION 3.3.2. Administrative Agent's Fee. The Borrowers agree to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter.

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

     SECTION 3.3.3. Letter of Credit Fees. The Borrowers, jointly and severally, agree to pay to the Administrative Agent, for the pro rata account of the applicable Revolving Issuer and each Revolving Loan Lender, a Revolving Letter of Credit fee in a per annum amount equal to the Applicable Margin then in effect with respect to LIBO Rate Loans, multiplied by the Stated Amount of each such Revolving Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Revolving Letter of Credit and on the Revolving Loan Commitment Termination Date. The Borrowers, jointly and severally, further agree to pay to the applicable Issuer quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Revolving Letter of Credit and on the Revolving Loan Commitment Termination Date an issuance and fronting fee as agreed to by the Borrowers and such Issuer.

     SECTION 3.3.4. Synthetic Letter of Credit Fees. From the Closing Date, a fee (the "Synthetic Participation Fee") will accrue in respect of the Synthetic Deposits of the Synthetic Lenders, which fee shall be calculated as follows: (i) for each relevant Investment Period for such Synthetic Deposits, the product of
(x) the Benchmark Return for such Investment Period multiplied by (y) the average daily amount of the Synthetic Letter of Credit Commitment Amount for such Investment Period (whether or not such Commitment is used or otherwise available), less (ii) the amount of Synthetic Deposit Earnings for such Investment Period. The Borrowers, jointly and severally, agree to pay the Synthetic Participation Fee to the Administrative Agent, for the pro rata account of the Synthetic Lenders (determined on the basis of their respective Synthetic Deposit Amounts), without duplication, on (a) the Stated Maturity Date for such Synthetic Deposit, (b) the date of any return of a Synthetic Deposit pursuant to clause (a)(iii) of Section 3.1.1 on the amount of such deemed Synthetic Deposits so returned, and (c) the last day of each Investment Period. In addition, within two Business Days of any date set forth in the preceding sentence, the Administrative Agent shall pay (or cause to be paid) to each Synthetic Lender, on the same pro rata basis for any applicable Investment Period as set forth above in this Section, the Synthetic Deposit Earnings as of the date set forth in the preceding sentence for such Investment Period.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Term Loan Borrower and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

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

         (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

         (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Term Loan Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Term Loan Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrowers, jointly and severally, agree to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) or such Secured Party's Synthetic Deposit that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Term Loan Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be, jointly and severally, payable by the Borrowers directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers. Notwithstanding anything to the contrary in this Section, the Borrowers shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the earlier to occur of (i) the date of such Lender's annual audit for the period in which such circumstance occurred and (ii) the date that such Lender notifies the Term Loan Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.

     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

         (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;

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

         (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor;

         (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor; or

         (d) any withdrawal of any amount from the Synthetic Deposit Account on a date other than the scheduled last day of the then applicable Investment Period;

then, upon the written notice of such Lender to the Term Loan Borrower (with a copy to the Administrative Agent), the Borrowers shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense (excluding loss of anticipated profits). Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Term Loan Borrower, the Borrowers shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return; provided that each Secured Party claiming compensation pursuant to this Section 4.5 shall deliver to Term Loan Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation in accordance with such Secured Party's standard practice and shall certify that the claim for compensation referred to therein is generally consistent with such Secured Party's treatment of similarly situated customers of such Secured Party whose transactions with such Secured Party are similarly affected by the change in circumstances giving rise to such payment, but such Secured Party shall not be required to disclose any confidential or proprietary information therein. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. Notwithstanding anything to the contrary in this Section, the Borrowers shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the earlier to occur of
(i) the date of such Lender's annual audit for the period in which such circumstance occurred and (ii) the date that such Lender notifies the Term Loan Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.

     SECTION 4.6. Taxes. Each Borrower covenants and agrees as follows with respect to Taxes.

         (a) Any and all payments by the Borrowers under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:

              (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

              (ii) the Borrowers shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

         (b) In addition, the Borrowers shall be, jointly and severally, obligated to pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

         (c) As promptly as practicable after the payment of any Non-Excluded Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrowers shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Non-Excluded Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

         (d) Subject to clause (f), the Borrowers shall be, jointly and severally, obligated to indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrowers shall be, jointly and severally, obligated to pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that no Secured Party shall be under any obligation to provide any such notice to the Borrowers). In addition, the Borrowers shall be, jointly and severally, obligated to indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of any Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The written demand shall include a certificate setting forth the amount of such Taxes and, in reasonable detail, the calculation and basis for such Tax. The Administrative Agent and any Lender pursuant to
     Section 4.6 shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by the Borrowers to assist the Borrowers, as the case may be, at the sole expense of the Borrowers, to recover from the relevant taxation authority or Governmental Authority any Taxes in respect of which amounts were paid pursuant to clauses (a), (b) or (d) of Section 4.6; provided, however, neither the Administrative Agent nor any Lender will be required to take any action that would be, in the sole judgment of such Administrative Agent or such Lender, legally inadvisable, or commercially or otherwise disadvantageous in any respect, and in no event shall the Administrative Agent or any Lender be required to disclose any tax returns or any other information that, in its sole judgment of the Lender, is confidential. Each Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrowers provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

         (e) (i) Each Lender that is a United States Person, as defined in
     Section 7701(a)(30) of the Code (other than Persons that are corporations or otherwise exempt from United States backup withholding tax), on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Term Loan Borrower or the Administrative Agent, but only for so long as such Lender is legally entitled to do so), shall deliver to the Term Loan Borrower and the Administrative Agent either (a) a properly completed and duly executed United States Internal Revenue Form W-9 or any successor form, certifying that such Person is exempt from United States backup withholding Tax on payments made hereunder or (b) if such Lender is disregarded for federal income tax purposes, the documents that would be required by this clause
     (e) with respect to its beneficial owner if such beneficial owner were the Lender or the Administrative Agent.

         (ii) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Term Loan Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), shall deliver to the Term Loan Borrower and the Administrative Agent either (a) in the case of a Non-U.S. Lender that is treated as a corporation for U.S. federal income tax purposes, two duly completed copies of either (i) Internal Revenue Service Form W-8BEN claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (ii) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (b) in the case of a Non-U.S. Lender described in clause (e)(ii)(a) above that is not legally entitled to deliver either form listed in clause (e)(ii)(a), above (i) a certificate to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the

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     Code (referred to as an "Exemption Certificate") and (ii) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form; or (c) in the case of a Non-U.S. Lender that is treated as a partnership or other non-corporate entity for U.S. federal income tax purposes, a complete and properly executed IRS Form W-8IMY (or any successor forms thereto) (including all required documents and attachments).

         (f) The Borrowers shall not be obligated to pay any additional amounts to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Term Loan Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax on payments of interest or Synthetic Participation Fees or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided that, the Borrowers shall be, jointly and severally, obligated to pay additional amounts to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of any Borrower or (iii) the obligation to pay any additional amounts to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of any Borrower.

         (g) Notwithstanding the Borrowers' right to deduct or withhold any Non-Excluded Taxes imposed with respect to a Synthetic Participation Fee pursuant to clause (a) of Section 4.6 and notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall have the right to withhold the full amount of any Non-Excluded Taxes imposed and required to be deducted or withheld from the payment of Synthetic Participation Fees. If the Administrative Agent makes such deduction or withholding, the Administrative Agent shall (i) pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law, (ii) pay such Synthetic Participation Fee net of any such deduction or withholding, and (iii) make available upon request a copy of an official receipt (or certified copy thereof) evidencing the payment of such Taxes to a Borrower.

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     SECTION 4.7. Payments, Computations; Proceeds of Collateral, etc.

         (a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 12:00 p.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Term Loan Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (ii) of the proviso of the definition of "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         (b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable law shall be applied upon receipt to the Obligations as follows: (i) first, to the payment of all Obligations owing to the Administrative Agent, in its capacity as the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent),
     (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, the aggregate Reimbursement Obligations then owing, the Cash Collateralization for Contingent Liabilities under Letter of Credit Outstandings (and each Synthetic Lender shall be entitled to receive its Synthetic Deposit Percentage of the amounts in the Synthetic Deposit Account to the extent such amounts are not being used, after giving effect to this clause, to cash collateralize Synthetic Letter of Credit Outstandings), credit exposure owing to Secured Parties under Rate Protection Agreements and Cash Management Obligations owing to the Secured Parties, (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Secured Parties, and (v) fifth, after payment in full in cash of the amounts specified in clauses
     (b)(i) through (b)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus. For purposes of clause (b)(iii), "credit exposure" means, at any time for any Secured Party with respect to a Rate Protection Agreement to which

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     such Secured Party is a party, (A) for any date on or after the date such
     Rate Protection Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (B) for any date prior to the date referenced in preceding clause (A), the amount(s) determined as the mark-to-market value(s) for such Rate Protection Agreement by such Secured Party.

     SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. Each Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party; provided that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Term Loan Borrower and the Administrative Agent after any such appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

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     SECTION 4.10. Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.5 or 4.6, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under Section 4.3, 4.5 or 4.6.

     SECTION 4.11. Removal of Lenders. If any Lender (an "Affected Lender") (i) makes a demand upon any Borrower for (or if any Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or (ii) becomes a Defaulting Lender, the Borrowers may, at their sole cost and expense, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing any Borrower to be required to pay such compensation) or within 90 days of such Lender becoming a Defaulting Lender, as the case may be, give notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, Commitments, Notes and/or Synthetic Deposit to another financial institution or other Person (a "Non-Affected Replacement Lender") designated in such Replacement Notice; provided that no Replacement Notice may be given by the Borrowers if (A) such replacement conflicts with any applicable law or regulation or (B) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to
Section 4.5 or 4.6 and withdrew its request for compensation under Section 4.3,
4.5 or 4.6. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Term Loan Borrower and such Affected Lender in writing that the Non-Affected Replacement Lender is reasonably satisfactory to the Administrative Agent (such consent not being required where the Non-Affected Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 11.11, the portion of its Commitments, Loans, Notes (if any), Synthetic Deposits and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) designated in the replacement notice to such Non-Affected Replacement Lender; provided that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Non-Affected Replacement Lender, and (B) the purchase price paid by such Non-Affected Replacement Lender shall be in the amount of such Affected Lender's Loans designated in the Replacement Notice, Synthetic Deposits and/or its Percentage of outstanding Reimbursement Obligations, as applicable, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder. Upon the effective date of an assignment described above, the Non-Affected Replacement Lender shall become a "Lender" for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this Section.

     SECTION 4.12. Application to Synthetic Participation Fees. The foregoing provisions of this Article IV (other than Section 4.6) shall apply, mutatis mutandis, to Synthetic

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Participation Fees as if Synthetic Participation Fees were interest on Loans and to Synthetic Deposits as if Synthetic Deposits were LIBO Rate Loans.

                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

      SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article.

      SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

            (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of entities other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transactions applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

            (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

            (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

      SECTION 5.1.2. Closing Date Certificate. The Administrative Agent shall have received the Closing Date Certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of Holdings, in which certificate Holdings shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of Holdings and its Subsidiaries as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements (including the Transaction Documents) required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

      SECTION 5.1.3. Consummation of Transactions. The Administrative Agent shall have received evidence reasonably satisfactory to it that all actions necessary to consummate the Transactions shall have been taken in accordance with

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

all applicable law and in accordance with the terms of each applicable Transaction Document, without amendment or waiver of any material provision thereof. The Administrative Agent shall also have received:

            (a) copies of all material documentation relating to the Transactions, including the Merger Agreement and the related schedules and exhibits;

            (b) evidence reasonably satisfactory to it that the Rollover Purchasers have made the Rollover Equity Investment;

            (c) evidence reasonably satisfactory to it that the Senior Note Documents have been entered into and the Senior Notes have been issued in the amount of $835,000,000 and the Administrative Agent shall be reasonably satisfied with the terms and conditions thereof. The Administrative Agent shall also have received duly executed copies of the Senior Note Documents;

            (d) evidence reasonably satisfactory to it that Mr. Moyes and Vickie Moyes have made the IEL Equity Contribution;

            (e) evidence reasonably satisfactory to it that the Shareholder Loan has been or will be made simultaneously with the consummation of the other Transactions;

            (f) copies of all Shareholder Loan Documents, including the Shareholder Loan Notes evidencing the Shareholder Loan between the Rollover Purchasers and Swift Nevada; and

            (g) evidence reasonably satisfactory to it that the Rollover Purchasers have pledged all of the issued and outstanding Capital Securities of Holdings owned by them to each of the Secured Parties and Swift Nevada.

      SECTION 5.1.4. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension and the commitments in respect of such Indebtedness shall have been terminated (other than letters of credit under the Existing Credit Agreement which will be backed by Letters of Credit), and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

      SECTION 5.1.5. Intercreditor Agreement. The Administrative Agent shall have received the Intercreditor Agreement, dated as of the Closing Date, duly executed and delivered by the Administrative Agent, the Second Lien Agent, each Borrower and each Guarantor.

      SECTION 5.1.6. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's Notes duly executed and delivered by an Authorized Officer of the applicable Borrower.

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

      SECTION 5.1.7. Financial Information, etc. The Administrative Agent shall have received

            (a) a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of Holdings as of and for the twelve-month period ending at the most recent fiscal quarter ending at least 45 days prior to the Closing Date prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), in each case which financial statements shall be in a form consistent with the financial statements or forecasts previously provided to the Lead Arrangers by Swift Nevada.

            (b) evidence that Swift Nevada's adjusted EBITDA for the year ended December 31, 2006 was no less than $481,900,000.

      SECTION 5.1.8. Compliance Certificate. The Administrative Agent shall have received an initial Compliance Certificate on a pro forma basis as if the Transactions have been consummated and the initial Credit Extension had been made as of the first day of the Fiscal Quarter in which the Merger was consummated and as to such items therein as the Administrative Agent reasonably requests, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of Holdings.

      SECTION 5.1.9. Solvency, etc. The Administrative Agent shall have received a solvency certificate duly executed and delivered by the chief financial or accounting Authorized Officer of Holdings, dated as of the Closing Date, attesting to the solvency of Holdings, the Borrowers and the Guarantors, on a pro forma basis, after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

      SECTION 5.1.10. Guarantees. The Administrative Agent shall have received the Subsidiary Guaranty, dated as of the date hereof, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary (other than the Captive Insurance Company or any Receivables Subsidiary).

      SECTION 5.1.11. Security Agreements. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of the Security Agreements, each dated as of the date hereof, duly executed and delivered by each applicable Obligor thereunder, together with

            (a) certificates (in the case of Capital Securities that are certificated securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by each Obligor (i) in the case of the Borrower and the Guarantors, in its U.S. Subsidiaries and 65% of the issued and outstanding Voting Securities of each Foreign Subsidiary (together with all the issued and outstanding non-voting Capital Securities of such Foreign Subsidiary) directly owned by each Obligor, and
      (ii) in the case of the Rollover Purchasers, in Holdings, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, for any Capital Securities

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

      that are uncertificated securities (as defined in the UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities.

            (b) Filing Statements suitable in form for naming Acquisition Co., Holdings, Swift Arizona, Swift Nevada, each other Subsidiary Guarantor and the Rollover Purchasers as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to such Security Agreement;

            (c) UCC Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (i) in any collateral described in any security agreement previously granted by any Person, and
      (ii) securing any of the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with such other UCC Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Obligors; and

            (d) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report, dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Obligor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall, except with respect to Liens permitted by Section 7.2.3, evidence a Lien on any collateral described in any Loan Document).

      SECTION 5.1.12. Intellectual Property Security Agreements. The Administrative Agent shall have received a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by each Obligor that, pursuant to a Security Agreement, is required to provide such intellectual property security agreements to the Administrative Agent.

      SECTION 5.1.13. Filing Agent, etc. All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered (including by way of electronic mail) to Corporation Service Company or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt (including by way of electronic mail) of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

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

      SECTION 5.1.14. Insurance. The Administrative Agent shall have received
(i) certificates of insurance from one or more insurance companies reasonably satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Loan Document and endorsements naming the Administrative Agent on behalf of the Secured Parties as loss payee or additional insured, as applicable and (ii) certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies reasonably satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Loan Document.

      SECTION 5.1.15. Mortgage. The Administrative Agent shall have received counterparts of each Mortgage with respect to each Mortgaged Property, dated as of the date hereof, duly executed and delivered by the applicable Obligor, together with

            (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage with respect to each Mortgaged Property as may be necessary or, in the opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

            (b) mortgagee's title insurance policies in favor of the Administrative Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers, satisfactory to the Administrative Agent, with respect to the property purported to be covered by each such Mortgage, insuring that title to such property is marketable and that the interests created by each such Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent, and if required by the Administrative Agent and if available, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic's lien endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

            (c) such other approvals, opinions, or documents as the Administrative Agent may request in form and substance reasonably satisfactory to the Administrative Agent including consents and estoppel agreements from landlords, in form and substance reasonably satisfactory to the Administrative Agent;

      provided, however, that the obligation to deliver such Mortgages shall not be a condition to the initial Credit Extension on the Closing Date, so long as the Obligors have used commercially reasonable efforts to deliver such Mortgages on the Closing Date and deliver such Mortgages within 60 days after the Closing Date (or such later date as the Administrative Agent may agree).

      SECTION 5.1.16. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from

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            (a) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Obligors, in form and substance reasonably satisfactory to the Administrative Agent; and

            (b) local counsel to the Obligors in the following jurisdictions, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent:

                  (i) The Scudder Law Firm, Arizona counsel to the Obligors;

                  (ii) The Scudder Law Firm, Tennessee counsel to the Obligors;

                  (iii) Beckley Singleton, Nevada counsel to the Obligors; and

                  (iv) Handler, Thayer & Duggan, L.L.C., Illinois counsel to the
            Obligors.

      SECTION 5.1.17. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 11.3.

      SECTION 5.1.18. Reorganization. The Administrative Agent shall have received evidence reasonably acceptable to it indicating that the reorganization of Swift Nevada's Subsidiaries has occurred (or will occur contemporaneously with the consummation of the Transactions) pursuant to which (i) Swift Arizona will become the sole direct wholly owned Subsidiary of Swift Nevada and (ii) all of the other Subsidiaries of Swift Nevada will become direct or indirect Subsidiaries of Swift Arizona.

      SECTION 5.1.19. Patriot Act Disclosures. The Administrative Agent and each Lender shall have received all Patriot Act disclosures reasonably requested by them prior to execution of this Agreement.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth below.

      SECTION 5.2.1. Credit Extension Request, etc. Subject to Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended.

      SECTION 5.2.2. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

      SECTION 5.3. Subsequent Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension other than the initial Credit Extension on the Closing Date shall be subject to the satisfaction of the condition precedent set forth below.

      SECTION 5.3.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to such Credit Extension the following statements shall be true and correct:

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            (a) the representations and warranties set forth in each Loan
      Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), in each case other than representations and warranties which are subject to a materiality qualifier, in which case such representations and warranties shall be (or shall have been) true and correct; and

            (b) no Default shall have then occurred and be continuing.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

      On the date of each Credit Extension (other than the initial Credit Extension) each of Holdings and the Borrowers represents and warrants to each Secured Party as set forth in this Article.

      SECTION 6.1. Organization, etc. Each Obligor (other than the Rollover Purchasers) is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect), and each Obligor has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor's participation in the consummation of all aspects of the Transactions, and the execution, delivery and performance by Holdings, the Borrowers or (if applicable) any other Obligor of the agreements executed and delivered by it in connection with the Transactions (provided that with respect to the Rollover Purchasers, such agreements shall be limited to the Rollover Purchasers Pledge Agreement) are in each case within such Person's powers, have been duly authorized by all necessary action, and do not

            (a) contravene any (i) Obligor's Organic Documents, if applicable,
      (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or

            (b) result in (i) or require the creation or imposition of, any Lien on (x) with respect to all Obligors other than the Rollover Purchasers, any properties of such Obligors, or (y) in the case of the Rollover Purchasers, the Capital Securities of Holdings owned by the Rollover Purchasers, except (in the case of both clause (a) above and this clause
      (b)) as permitted by this Agreement, or (ii) a default under any material contractual restriction binding on or affecting any Obligor.

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      SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the consummation of the Transaction or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of the Loan Documents, in each case by the parties thereto or the consummation of the Transactions except, to the extent such failure to obtain such approval or to provide such notice (other than in respect of a Governmental Authority) could not reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 6.4. Validity, etc. Each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

      SECTION 6.5. Financial Information. The consolidated financial statements of Holdings and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.7 have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of Holdings and its Subsidiaries furnished pursuant to
Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to Section 5.1.7, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the financial condition, results of operations, performance, business or properties, of Holdings and its Subsidiaries, taken as a whole, since December 31, 2006.

      SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened litigation, action, proceeding or labor controversy (i) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting Holdings any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no material adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 of the Disclosure Schedule, or (ii) which purports to affect the legality, validity or enforceability of any Loan Document, the Transaction Documents or the Transactions.

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      SECTION 6.8. Subsidiaries. Holdings has no Subsidiaries, except those
Subsidiaries which are identified in Item 6.8 of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with
Section 7.2.5 or 7.2.10.

      SECTION 6.9. Ownership of Properties. Holdings and each of its Subsidiaries owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for minor defects in title that do not materially interfere with its ability to conduct business or to utilize such assets for their intended purposes and Liens permitted pursuant to Section
7.2.3. Set forth in Item 6.9 of the Disclosure Schedule is a true and complete list of each Mortgaged Property.

      SECTION 6.10. Taxes. Holdings and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Closing Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might reasonably be expected to result in the incurrence by the Borrowers or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither any Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.12. Environmental Warranties. Except as set forth in Item 6.12 of the Disclosure Schedule:

            (a) all facilities and property (including underlying groundwater) owned or leased by Holdings or any of its Subsidiaries have been, and continue to be, owned or leased by Holdings and its Subsidiaries in compliance with all Environmental Laws, except to the extent the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect;

            (b) there have been no past, and there are no pending or threatened
      (i) claims, complaints, notices or requests for information received by Holdings or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to Holdings or any of its Subsidiaries regarding potential liability under any Environmental Law, in each case, that singly or in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect;

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            (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by Holdings or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

            (d) Holdings and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters, except to the extent the non-issuance or the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect;

            (e) no property now or previously owned or leased by Holdings or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by Holdings or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

            (g) neither Holdings nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Holdings or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by Holdings or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

            (i) no conditions exist at, on or under any property now or previously owned or leased by Holdings which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that singly or in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect.

      SECTION 6.13. Accuracy of Information. None of the factual information, when taken as a whole, heretofore or contemporaneously furnished in writing to any Secured Party by or (with the knowledge of Holdings or any Borrower) on behalf of any Obligor (other than the Rollover Purchasers) in connection with any Loan Document or any transaction contemplated hereby (including the Transactions) contains, as of the date such information was furnished (and as modified or supplemented by other information so furnished) any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information, when taken as a whole, hereafter furnished in connection with any Loan Document by or (with the knowledge of Holdings or any Borrower) on behalf of any such Obligor to any Secured Party will contain, as of the date such information

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was furnished (and as modified or supplemented by other information so furnished), any untrue statement of a material fact or will omit to state any material fact necessary to make any information, when taken as a whole, not misleading on the date as of which such information is dated or certified.

      SECTION 6.14. Regulations U and X. Neither Holdings nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock in a way which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 6.15. Solvency. The Borrowers and the Guarantors, taken as a whole, on a consolidated basis, both before and after giving effect to any Credit Extension, are Solvent.

      SECTION 6.16. Tax Status.

            (a) At all times after January 17, 2007 and prior to a Public Offering of Capital Securities of Holdings, Holdings is treated as an S Corporation as defined under Section 1361(a)(1) of the Code for U.S. federal income tax purposes.

            (b) From and after the election by each U.S. Subsidiary of Holdings (other than Acquisition Co. and the Captive Insurance Company) to be treated as a S-Corporation (as defined under Section 1361(a)(1) of the Code), in each case pursuant to Section 1362 of the Code and in accordance with clause (c) of Section 7.1.12, until the time of a Public Offering of Capital Securities of either Holdings, Swift Nevada or Swift Arizona, each such U.S. Subsidiary of Holdings is treated as a Qualified Subchapter S Subsidiary as defined under Section 1361(b)(3)(B) of the Code or otherwise disregarded as separate from its owner for U.S. federal income tax purposes.

                                   ARTICLE VII
                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. Each of Holdings and the Borrower agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, each of Holdings and the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. Holdings will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender) copies of the following financial statements, reports, notices and information:

            (a) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or (i) if Holdings is required to file such information on a Form 10-Q with the SEC, promptly following such filing or
      (ii) in the case of the Fiscal Quarter ended March 31, 2007, on or prior to July 1, 2007), an unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Quarter and

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

      consolidated statements of income and cash flow of Holdings and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (which, in the case of the Fiscal Quarter ending June 30, 2007, shall be in a form consistent with the financial statements provided by Swift Nevada on its Form 8-K for the Fiscal Quarter ended March 31, 2007), and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of Holdings (subject to normal year-end audit adjustments); provided that, with respect to the financial information required under this clause (a) for the period ending June 30, 2007 which was not otherwise provided as set forth above, such financial information will be delivered on or before August 29, 2007;

            (b) within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of Holdings and its Subsidiaries, and the related consolidated statements of income and cash flow of Holdings and its Subsidiaries for such Fiscal Year (or if Holdings is required to file such information on a Form 10-K with the SEC, promptly following such filing), setting forth in comparative form the figures for the immediately preceding Fiscal Year which (i) shall be audited (without any Impermissible Qualification) by independent public accountants reasonably acceptable to the Administrative Agent, and (ii) shall include a calculation of the financial covenants set forth in Section 7.2.4 and state that, in performing the examination necessary to deliver the audited financial statements of Holdings, as of the date of delivery, no knowledge was obtained of any Event of Default; provided that financial statements for Fiscal Year 2007 will include separate audited statements for IEL for the period from January 1, 2007 to the Closing Date, separate audited consolidated financial statements of Swift Nevada and its Subsidiaries for the period from January 1, 2007 to the Closing Date, and consolidated financial statements of Holdings from the Closing Date to December 31, 2007; and provided further that, comparative financial information for Fiscal Year 2007 to other years will be provided by Holdings in an unaudited pro forma presentation only;

            (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b) (commencing with the delivery of the financial information pursuant to clause (b) for the Fiscal Year ending December 31, 2007), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of Holdings, (i) showing compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that Holdings or an Obligor has taken or proposes to take with respect thereto), (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.1.8), (iii) indicating (x) the amounts of any Net Disposition Proceeds, Net Casualty Proceeds, Net Equity Proceeds, Net Debt Proceeds or net proceeds to be applied pursuant to clause (i) of Section 3.1.1 and (y) in the case of any Net Disposition Proceeds or Net Casualty Proceeds, the amounts of any such proceeds being retained by the applicable Obligors pursuant to clause (f) of Section 3.1.1 and the time period within which such proceeds are to be applied, (iv) indicating any

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      changes to the Schedules to any Security Agreement provided pursuant to the terms of such Security Agreement, (v) providing the information required with respect to Motor Vehicles required under clause (a)(i) of
      Section 4.6 of the Pledge and Security Agreement and (vi) in the case of a Compliance Certificate delivered concurrently with the financial information pursuant to clause (b), including a calculation of Excess Cash Flow;

            (d) as soon as available and in any event no later than the date the annual financial statements are delivered pursuant to clause (b), an annual budget, prepared on a quarterly basis for such Fiscal Year and containing consolidated projected financial statements (including balance sheets and statements of operations and cash flows) of Holdings and its Subsidiaries, in substantially the form of the projections previously delivered to the Administrative Agent;

            (e) as soon as possible and in any event within three days after Holdings or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of Holdings or the Term Loan Borrower setting forth details of such Default and the action which Holdings or such Obligor has taken and proposes to take with respect thereto;

            (f) as soon as possible and in any event within three days after Holdings or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

            (g) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

            (h) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

            (i) promptly upon receipt thereof, copies of all "management letters" submitted to Holdings or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

            (j) promptly following the mailing or receipt of any notice or report delivered under the terms of the Senior Note Documents or the Shareholder Loan Documents, copies of such notice or report;

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            (k) all PATRIOT Act Disclosures, to the extent reasonably requested by the Administrative Agent or any Lender; and

            (l) such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may reasonably request (i) with respect to the terms of and information provided pursuant to the Compliance Certificate and
      (ii) from Swift Nevada, with respect to the Rollover Purchasers to the extent Swift Nevada has the right under the Shareholder Loan Documents to request such information and reports).

      SECTION 7.1.2. Maintenance of Existence; Compliance with Contracts, Laws, etc. Holdings will, and will cause each of its Subsidiaries to, preserve and maintain its legal existence (except as otherwise permitted by Section 7.2.10), perform in all material respects their obligations under material agreements to which Holdings or a Subsidiary is a party, and comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes, imposed upon Holdings or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of Holdings or its Subsidiaries, as applicable.

      SECTION 7.1.3. Maintenance of Properties. Holdings will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by Holdings and its Subsidiaries may be properly conducted at all times, unless Holdings or such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of Holdings or any of its Subsidiaries or the Disposition of such property is otherwise permitted by
Section 7.2.10 or 7.2.11.

      SECTION 7.1.4. Insurance. Holdings will, and will cause each of its Subsidiaries to maintain:

            (a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles), and against such risks as are consistent with past practices of Holdings and its Subsidiaries; and

            (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

      Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Administrative Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without

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thirty days' prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

      SECTION 7.1.5. Books and Records. Holdings will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions in all material respects and permit the Administrative Agent, and during the continuance of an Event of Default, each other Secured Party or any of their respective representatives, at reasonable times during normal business hours and intervals upon reasonable notice to Holdings, to visit Holdings', the Borrowers' and each of their respective Subsidiaries' offices, to discuss such Person's financial matters with its officers and employees, and its independent public accountants (and Holdings hereby authorizes such independent public accountant to discuss each such Person's financial matters with each Secured Party or their representatives whether or not any representative of such Person is present, provided that Holdings shall be given the opportunity to be present at any such meeting) and to examine (and photocopy extracts from) any of its books and records. Holdings shall pay any fees of such independent public accountant incurred in connection with any Secured Party's exercise of its rights pursuant to this Section.

      SECTION 7.1.6. Environmental Law Covenant. Holdings will, and will cause each of its Subsidiaries to,

            (a) use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except in each case, to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and

            (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law, except in each case, to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 7.1.7. Use of Proceeds. The Borrowers will apply the proceeds of the Credit Extensions as follows:

            (a) in the case of Term Loans, (i) to finance, in part, the Transactions and (ii) to make the Shareholder Loan;

            (b) to repay the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule;

            (c) in the case of Revolving Loans, for working capital and general corporate purposes of IEL, the Revolving Loan Borrower and its Subsidiaries, including Permitted Acquisitions by the Revolving Loan Borrower and its Subsidiaries; and

            (d) for issuing Letters of Credit for the account of IEL, the Revolving Loan Borrower and its Subsidiaries in connection with their respective general corporate purposes.

      SECTION 7.1.8. Future Guarantors, Security, etc. Holdings will, and will cause each U.S. Subsidiary (other than the Captive Insurance Company and any Receivables Subsidiary) to, execute any documents, Filing Statements, agreements and instruments, and take all further action (including filing Mortgages, providing title insurance policies, and delivering other documents in support thereof, but only to the extent such documents were required in connection with the Mortgages provided on the Closing Date) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by the Loan Documents. Holdings will cause any subsequently acquired or organized U.S. Subsidiary to execute a supplement (in form and substance satisfactory to the Administrative Agent) to the Subsidiary Guaranty and each other applicable Loan Document in favor of the Secured Parties. In addition, from time to time, Holdings will, and will cause each of its Subsidiaries to, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all of the assets of Holdings and its U.S. Subsidiaries (other than the Captive Insurance Company and any Receivables Subsidiary) (including real and personal property acquired subsequent to the Closing Date, including Mortgaged Properties), subject to the limitations set forth herein and in the other Loan Documents; provided that neither Holdings nor its Subsidiaries shall be required to pledge more than 65% of the Voting Securities of any Foreign Subsidiary unless such pledge would not result in materially adverse tax consequences to Holdings and its Subsidiaries, taken as a whole. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent, and Holdings shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section.

      SECTION 7.1.9. Rate Protection Agreements. Within 90 days following the Closing Date, the Term Loan Borrower will enter into interest rate swap, cap, collar or similar arrangements designed to protect the Term Loan Borrower against fluctuations in interest rates with respect to at least 50% of the outstanding principal amount of Term Loans for a period of at least three years from the Closing Date, on terms reasonably satisfactory to the Administrative Agent.

      SECTION 7.1.10. Maintenance of Ratings. Holdings will use its commercially reasonable efforts to cause a (i) Corporate Rating by S&P or Corporate Family Rating by Moody's and (ii) senior secured credit rating with respect to the Loans from each of S&P and Moody's to be available at all times until the Stated Maturity Date for the Term Loans.

      SECTION 7.1.11. Actions Under Shareholder Loan Documents. Swift Nevada will, to the extent not in violation of the terms of any Shareholder Loan Document, take, or omit to take, any action under, or with respect to, any Shareholder Loan Document, in each case as the Administrative Agent or Required Lenders may direct.

      SECTION 7.1.12. Post-Closing Obligations.

            (a) Mortgages. To the extent not delivered on the Closing Date, within 60 days after the Closing Date (or such later dates from time to time as consented to by the Administrative Agent in its reasonable discretion), the Administrative Agent shall have received counterparts of each Mortgage with respect to a Mortgaged Property, duly executed and delivered by the applicable Obligor, together with evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of each Mortgage as necessary to create a valid, perfected first priority Lien against the properties purported to be covered thereby.

            (b) Motor Vehicles. Within 270 days after the Closing Date (or such later dates from time to time as consented to by the Administrative Agent in its reasonable discretion), the Borrower and each Guarantor shall (i) cause the recordation or notation of the Administrative Agent's security interest on the certificates of title or ownership in respect of each Motor Vehicle owned by such Obligor for which a Lien is required to be perfected in favor of the Administrative Agent pursuant to the Pledge and Security Agreement and (ii) deliver reasonably satisfactory evidence to the Administrative Agent of (x) such recordation or notation and (y) all other actions necessary, or in the reasonable opinion of the Administrative Agent desirable, to create, effect, perfect and protect the security interests purported to be created in such Motor Vehicles pursuant to the Loan Documents.

            (c) Within one Business Day following the Closing Date, each U.S. Subsidiary of Holdings (other than the Captive Insurance Company) shall elect, pursuant to Section 1362 of the Code, to be treated as an S-Corporation (as defined under Section 1361(a)(1) of the Code) and such election shall be effective for all tax years of such U.S. Subsidiary prior to a Public Offering of Capital Securities of either Holdings, Swift Nevada or Swift Arizona commencing with the tax year that includes the Closing Date.

      SECTION 7.1.13. Swift Puerto Rico. Holdings and the Borrowers shall cause
(i) the liquidation, wind-up or dissolution of Swift Puerto Rico within 270 days following the Closing Date and (ii) the assets of Swift Puerto Rico, if any, will be acquired by, transferred to or otherwise distributed to Swift Arizona or one or more of its Subsidiaries.

      SECTION 7.1.14. Ratings Information. The Borrowers shall, no later than one (1) Business Day after Holdings or either Borrower obtains knowledge of any such change, give notice to the Administrative Agent (by telephone, followed promptly by written notice) of any change (either expressly or pursuant to a letter from S&P or Moody's stating an "implied" rating, excluding in all cases any private indicative ratings that Holdings or the Borrowers may request from time to time from Moody's or S&P) in Holdings' corporate rating by Moody's or S&P, together with details thereof, and of any announcement by S&P or Moody's that its rating in respect of Holdings is "under review" or that any such rating has been placed on a "Credit Watch List"(R) or "watch list" or that any similar action has been taken by S&P or Moody's.

      SECTION 7.2. Negative Covenants. Each of Holdings and the Borrowers covenants and agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, each of Holdings and the Borrowers will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

      SECTION 7.2.1. Business Activities. Except as otherwise expressly permitted hereunder:

            (a) Holdings will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental or reasonably related thereto.

            (b) Without limiting the effect of any provision contained in clause
      (a) above, after the consummation of the Acquisition, Holdings will not engage in any business activity other than those incidental to (i) its continuing ownership of all of the Capital Securities of Swift Nevada and IEL and activities incidental thereto, and its compliance with the obligations applicable to it under each Loan Document, (ii) the performance of the Transactions, and (iii) its payment of overhead expenses and taxes (or, to the extent permitted by clause (a) of Section 7.2.6, making of distributions to its shareholders for the payment of taxes).

            (c) Without limiting the effect of any provision contained in clause
      (a) above, Swift Nevada will not engage in any business activity other than those incidental to (i) its continuing ownership of all of the Capital Securities of Swift Arizona and activities incidental thereto, and its compliance with the obligations applicable to it under each Loan Document, (ii) the performance of the Transactions, (iii) its payment of overhead expenses and taxes (or, to the extent permitted by clause (a) of Section 7.2.6, making of distributions to Holdings for the payment of taxes), (iv) the maintenance or disposition (in whole or in part) of its minority ownership of the Capital Securities of (x) Asphalt Media, Inc. and (y) Transplace, Inc., in each case so long as Swift Nevada's ownership interests in such companies do not increase above its ownership interests as of the Closing Date and (v) its Investment in the Transplace Promissory Note.

            (d) Swift Puerto Rico will not engage in any business activity other than those incidental to its liquidation, winding up or dissolution.

            (e) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Swift Receivables will not engage in any business activity other than those specified in the definition of "Receivables Subsidiary."

      SECTION 7.2.2. Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

            (a) Indebtedness in respect of the Obligations;

            (b) until the Closing Date, Indebtedness that is to be repaid in full with proceeds of the initial Credit Extensions as further identified in Item 7.2.2(b) of the Disclosure Schedule;

            (c) Indebtedness existing as of the Closing Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and extensions, amendments, renewals, restatements, replacements and refinancings of such Indebtedness, in each case so long as after giving effect to any such extension, amendment, renewal, restatement, replacement or refinancing (i) the maturity date of any principal amount thereof is no shorter than the maturity existing on the Closing Date and (ii) the principal amount of such Indebtedness does not exceed that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date);

            (d) unsecured Indebtedness (i) incurred in the ordinary course of business of Holdings' Subsidiaries (in the nature of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided, in each case, in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

            (e) Indebtedness (i) (A) in respect of Capitalized Lease Liabilities other than with respect to Motor Vehicles and (B) evidencing the deferred purchase price of newly acquired assets or incurred to finance the acquisition of new assets or the construction or improvement of any fixed assets of Holdings' Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party), which assets are used in the ordinary course of business of such Subsidiaries and such Indebtedness is incurred within 90 days of the acquisition or completion of such construction or improvements of such property) and extensions, renewals, amendments, restatements, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or shorten the maturity of the principal amount of such Indebtedness, in each case from that which existed at the time of any such extension, renewal, amendment, restatement, refinancing or replacement; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause (e)(i) shall not at any time exceed $50,000,000 and (ii) to the extent permitted under Section 7.2.7, in respect of Capitalized Lease Liabilities with respect to Motor Vehicles;

            (f) unsecured Indebtedness of any Subsidiary owing to any Borrower or any other Subsidiary, which Indebtedness

                  (i) (x) if the obligee under any such Indebtedness is a
            Borrower or a Guarantor, shall be evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent, which promissory notes shall be duly executed and delivered in pledge to the Administrative Agent pursuant to a Loan Document, and (y) if the obligee under any such Indebtedness is not a

            Borrower or a Guarantor, such obligee shall have previously executed and delivered to the Administrative Agent the Interco Subordination Agreement, in each case such Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided that only the amount repaid in part shall be discharged); and

                  (ii) if incurred by a Subsidiary that is not a Subsidiary
            Guarantor, shall not (when aggregated with all other Indebtedness of the type described in this clause (ii) and the amount of all Investments made by the Revolving loan Borrower and the Subsidiary Guarantors in Subsidiaries which are not Subsidiary Guarantors under clause (e)(i) of Section 7.2.5), exceed $50,000,000 in the aggregate;

            (g) unsecured Indebtedness (not evidenced by a note or other instrument) incurred by a Borrower owing to a Subsidiary that has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement;

            (h) Indebtedness of the Borrowers and the Guarantors incurred pursuant to the terms of the Senior Note Documents in a principal amount not to exceed $835,000,000 as such amount is reduced on or after the Closing Date in accordance with the terms hereof and any extensions, renewals, amendments, restatements, refinancings and replacement of any such Indebtedness that do not increase the outstanding principal amount or shorten the maturity of any principal amount thereof, in each case from that which existed at the time of any such extension, renewal, amendment, restatement, refinancing or replacement;

            (i) Indebtedness of a Person existing at the time such Person became a Subsidiary of Holdings, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and any refinancings, refundings, renewals, replacements or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof, in each case from that which existed at the time of any such extension, renewal, amendment, restatement, refinancing or replacement) and the aggregate outstanding amount of all Indebtedness existing pursuant to this clause does not exceed $50,000,000 at any time;

            (j) other unsecured Indebtedness of the Revolving Loan Borrower and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Borrower or Subsidiary Guarantors) in an aggregate amount at any time outstanding not to exceed $60,000,000;

            (k) Indebtedness under Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

            (l) Indebtedness in respect of judgments or awards not deemed to be a default under Section 8.1.6;

            (m) Indebtedness consisting of customary purchase price adjustments, earn-outs, indemnification obligations and similar items incurred in connection with acquisitions and asset sales not restricted by Sections 7.2.10 or 7.2.11 in an amount not to exceed $45,000,000 at any time;

            (n) Guarantees by Holdings' Subsidiaries of obligations of any Subsidiary to the extent of any Indebtedness permitted to be incurred by this Section 7.2.2 or otherwise incurred in the ordinary course of business;

            (o) Indebtedness incurred by any Receivables Subsidiary in connection with any Qualified Receivables Transaction permitted by clause
      (d) of Section 7.2.11; provided that such Indebtedness is strictly limited in recourse to such Receivables Subsidiary and its assets, except in respect of Standard Securitization Undertakings;

            (p) Indebtedness of a Borrower or a Subsidiary Guarantor owing to the Captive Insurance Company; provided that the amount of Indebtedness in this clause (p) does not exceed $35,000,000 in original principal amount over the term of this Agreement;

            (q) Indebtedness with respect to the Motor Vehicle Financing, so long as the proceeds received in connection therewith are applied pursuant to clause (i) of Section 3.1.1 and Section 3.1.2; or

            (r) Attributable Debt incurred in connection with a sale and leaseback transaction permitted pursuant to Section 7.2.15, so long as the proceeds received in connection therewith are applied pursuant to clause
      (i) of Section 3.1.1 and Section 3.1.2.

provided that no Indebtedness otherwise permitted by clause (c), (e), (f)(ii),
(h), (i), (j), (m), (o) or (q) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

      SECTION 7.2.3. Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

            (a) Liens securing payment of the Obligations;

            (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;

            (c) Liens existing as of the Closing Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and, to the extent set forth in such clause
      (c), any extensions, amendments, renewals, restatements, replacements or refinancings of such Indebtedness; provided that, in the event of any such extension, amendment, renewal, restatement, replacement or refinancing, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date, less the amount of any payments, prepayments or other amortization of such Indebtedness after the Closing Date;

            (d) Liens securing Indebtedness of the type permitted under clause
      (e) of Section 7.2.2; provided that (i) such Lien is granted within 90 days after such Indebtedness is incurred (except in the case of any extension, renewal, amendment, restatement, replacement or refinancing),
      (ii) the Indebtedness secured thereby (if it is of the type described in subclause (e)(i)(B) of such Section 7.2.2) does not exceed 90% of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause (e);

            (e) Liens securing Indebtedness permitted by clause (i) of Section 7.2.2; provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to assets of such Person;

            (f) statutory or common law Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue for a period of more than thirty (30) days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, trade contracts, governmental contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

            (h) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

            (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

            (j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (k) second priority Liens securing Indebtedness permitted by clause
      (h) of Section 7.2.2 and subject to the Intercreditor Agreement; provided that no such Lien shall extend to or cover any assets other than the assets subject to the Liens granted to Administrative Agent;

            (l) Liens in favor of the Secured Parties pursuant to a pledge of any note or other instrument evidencing the Shareholder Loan in a principal amount not to exceed $560,000,000, plus any amounts added to the principal as paid-in-kind interest;

            (m) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

            (n) bankers liens and rights of set-off with respect to customary depositary arrangements entered into in the ordinary course of business of IEL the Revolving Loan Borrower and its Subsidiaries;

            (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (p) any Liens on the assets of any Receivables Subsidiary arising out of any Qualified Receivables Transaction;

            (q) Liens on the assets of IEL, the Revolving Loan Lender and its Subsidiaries not otherwise permitted by this Section so long as neither
      (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to IEL, the Revolving Loan Borrower and all Subsidiaries collectively) $25,000,000 at any one time;

            (r) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of any Subsidiary;

            (s) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

            (t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrowers in the ordinary course of business; and

            (u) Liens on Motor Vehicles securing Indebtedness permitted by clause (q) of Section 7.2.2.

      SECTION 7.2.4. Financial Condition and Operations. Holdings will not permit any of the events set forth below to occur.

            (a) Holdings will not permit the Leverage Ratio for any period ending on the last day of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter:

Fiscal Quarter Ending                       Ratio
----------------------                    ---------
December 31, 2007                         6.95:1.00
March 31, 2008                            6.75:1.00
June 30, 2008                             6.55:1.00
September 30, 2008                        6.35:1.00

December 31, 2008                         6.15:1.00
March 31, 2009                            5.90:1.00
June 30, 2009                             5.60:1.00
September 30, 2009                        5.35:1.00
December 31, 2009                         5.05:1.00
March 31, 2010                            4.90:1.00
June 30, 2010                             4.75:1.00
September 30, 2010                        4.55:1.00
December 31, 2010                         4.40:1.00
March 31, 2011                            4.25:1.00
June 30, 2011                             4.10:1.00
September 30, 2011                        3.95:1.00
December 31, 2011                         3.80:1.00
March 31, 2012                            3.75:1.00
June 30, 2012                             3.70:1.00
September 30, 2012                        3.65:1.00
December 31, 2012                         3.50:1.00
March 31, 2013                            3.40:1.00
June 30, 2013                             3.30:1.00
September 30, 2013                        3.20:1.00
December 31, 2013                         3.10:1.00
March 31, 2014                            3.00:1.00
June 30, 2014                             2.85:1.00

            (b) Holdings will not permit the Interest Coverage Ratio for any period ending on the last day of any Fiscal Quarter set forth below set forth below to be less than the ratio set forth opposite such Fiscal
      Quarter:

Fiscal Quarter Ending                       Ratio
---------------------                     ---------
December 31, 2007                         1.30:1.00
March 31, 2008                            1.35:1.00
June 30, 2008                             1.45:1.00
September 30, 2008                        1.50:1.00
December 31, 2008                         1.60:1.00
March 31, 2009                            1.65:1.00
June 30, 2009                             1.70:1.00
September 30, 2009                        1.75:1.00
December 31, 2009                         1.85:1.00
March 31, 2010                            1.95:1.00
June 30, 2010                             2.05:1.00
September 30, 2010                        2.15:1.00
December 31, 2010                         2.25:1.00
March 31, 2011                            2.35:1.00
June 30, 2011                             2.45:1.00
September 30, 2011                        2.50:1.00
December 31, 2011                         2.60:1.00

March 31, 2012                            2.65:1.00
June 30, 2012                             2.70:1.00
September 30, 2012                        2.70:1.00
December 31, 2012                         2.75:1.00
March 31, 2013                            2.85:1.00
June 30, 2013                             2.95:1.00
September 30, 2013                        3.05:1.00
December 31, 2013                         3.15:1.00
March 31, 2014                            3.25:1.00
June 30, 2014                             3.35:1.00


      SECTION 7.2.5. Investments. Holdings will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

            (a) Investments existing on the Closing Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

            (b) Cash Equivalent Investments;

            (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (d) Investments consisting of any deferred portion of the sales price received by any Subsidiary in connection with any Disposition permitted under Section 7.2.11;

            (e) Investments by way of contributions to capital or purchases of Capital Securities by Holdings in any Subsidiary or by any Subsidiary in any other Subsidiary; provided that, the aggregate amount of intercompany loans made pursuant to clause (f)(ii) of Section 7.2.2 and Investments under this clause (e) made by Obligors in Subsidiaries that are not Obligors shall not exceed the amount set forth in clause (f)(ii) of
      Section 7.2.2 at any time;

            (f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

            (g) Investments in Capital Securities constituting Permitted Acquisitions; provided that (i) each such Investment shall result in the acquisition of a wholly owned U.S. Subsidiary and (ii) the Leverage Ratio as of the period of four consecutive Fiscal Quarters most recently ended prior to the date of such Permitted Acquisition is, after giving pro forma effect to such Permitted Acquisition, at least .25 less than is otherwise required pursuant to clause (a) of Section 7.2.4 at the time of such Permitted Acquisition;

            (h) the Shareholder Loan in a principal amount, together with any amounts loaned to the Rollover Purchasers from the proceeds of the Senior Notes, not to exceed

      $560,000,000 plus any amounts added to the principal as paid-in-kind interest at any time;

            (i) Contingent Liabilities permitted by Section 7.2.2;

            (j) loans and advances (i) to employees (including drivers of Motor Vehicles) of Holdings or any of its Subsidiaries in the ordinary course of business (including for travel, fuel costs, tolls, entertainment and relocation expenses) and (ii) to non-employee owner/operators of Motor Vehicles in the ordinary course and consistent with past practices (in the nature of advances for fuel costs, tolls, repairs and other similar ordinary course items);

            (k) Capital Expenditures permitted by Section 7.2.7;

            (l) intercompany loans permitted by clause (f) of Section 7.2.2 and clause (g) of Section 7.2.2;

            (m) Investments made in connection with Permitted Acquisitions permitted by clause (b) of Section 7.2.10;

            (n) Hedging Obligations permitted by clause (k) of Section 7.2.2;

            (o) advances in the ordinary course of business consistent with past practices (i) by IEL to finance the purchase of Motor Vehicles by non-employee owner/operators who were previously leasing such Motor Vehicles from IEL and (ii) by Swift Arizona or its Subsidiaries to finance tuition costs of student/trainees enrolled in driver training academies of Swift Arizona or one of its Subsidiaries; provided that the amount of advances pursuant to this clause (o) shall not exceed $20,000,000 in the aggregate at any time outstanding (as reflected on the balance sheet of Holdings);

            (p) Investments made to the Captive Insurance Company, in an amount not to exceed the minimum amount of capitalization required pursuant to regulatory capital requirements; or

            (q) other Investments in an amount not to exceed $40,000,000 over the term of this Agreement;

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, and (ii) no Investment otherwise permitted by clause (g), (m) or (q) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

      SECTION 7.2.6. Restricted Payments, etc. Holdings will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments made by its Subsidiaries either to the Borrowers or to Guarantors and, on a pro rata basis, to its equity holders (with respect to any non-wholly owned Subsidiary), except:

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

            (a) so long as Holdings is treated as an S Corporation (as defined under Section 1361(a)(1) of the Code) and to the extent its U.S. Subsidiaries are treated as Qualified Subchapter S Subsidiaries (as defined under Section 1361(b)(3)(b) of the Code) or otherwise disregarded as separate from Holdings for U.S. federal income tax purposes ("Disregarded Subsidiaries"), Restricted Payments to Holdings and, without duplication, Restricted Payments to the equityholders of Holdings in an aggregate amount equal to 39% of Holdings' consolidated taxable income, assuming for purposes of this calculation that (i) Holdings is a C corporation, (ii) Holdings' only Subsidiaries are Disregarded Subsidiaries, and (iii) the consolidated taxable income of Holdings is reduced by the amounts received by Swift Nevada in respect of any amounts paid pursuant to clause (b) below;

            (b) so long as (i) there shall exist no Default (both before and after giving effect to the payment thereof), (ii) Holdings is in pro forma compliance with Section 7.2.4 (both before and after giving effect to the payment thereof), and (iii) there shall exist no default under Section
      8.1.7 of the Shareholder Loan Agreement, Restricted Payments to Holdings and Restricted Payments to the Rollover Purchasers in an aggregate amount equal to the actual cash amount of interest due and payable under the Shareholder Loan, without regard to any "gross-up" or similar amounts in respect of taxes, if any, on any such distribution; provided that (x) such distribution shall be made no earlier than one day prior to the date such interest is due pursuant to clause (c) of Section 3.2.2 of the Shareholder Loan Agreement and (y) the proceeds of such distribution by Holdings to the Rollover Purchasers shall be immediately deposited in a Rollover Purchasers Blocked Account to be applied to the payment of such interest; and

            (c) so long as there shall exist no Default (both before and after giving effect to the payment thereof), Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for present or former management or employees of Holdings and its Subsidiaries, in an amount not to exceed $5,000,000 in any Fiscal Year and $40,000,000 over the term of this Agreement; provided that, to the extent Restricted Payments made in accordance with this clause (c) in any Fiscal Year do not exceed $5,000,000, Restricted Payments made in accordance with this clause
      (c) in the immediately succeeding Fiscal Year may be increased by an amount equal to such unutilized amount from such prior Fiscal Year.

      SECTION 7.2.7. Capital Expenditures. Holdings will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures (inclusive of Capitalized Lease Liabilities pursuant to clause (e) of Section 7.2.2) in any Fiscal Year which aggregate in excess of the amount set forth below opposite such Fiscal Year (each amount, the "Maximum Capital Expenditures Amount"):

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

                               Capital
 Fiscal Year             Expenditure Amount
 -----------             ------------------
    2007                    $460,000,000
    2008                    $555,000,000
    2009                    $430,000,000
    2010                    $565,000,000
    2011                    $855,000,000
    2012                    $905,000,000
    2013                    $645,000,000
    2014                    $785,000,000

provided that the Maximum Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual amount of Capital Expenditures for such previous Fiscal Year.

      SECTION 7.2.8. No Prepayment of Certain Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to:

            (a) make any payment or prepayment of principal of, or premium or interest on, any Indebtedness incurred under the Senior Note Documents (including any redemption or retirement thereof) (i) other than the stated, scheduled date for payment of interest set forth in the Senior Note Documents, or (ii) which would violate the terms of this Agreement, the Intercreditor Agreement or the Senior Note Documents;

            (b) redeem, retire, purchase, defease or otherwise acquire any Indebtedness incurred under the Senior Note Documents;

            (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes; or

            (d) make any payment or prepayment of principal of, or premium or interest on, any Indebtedness that is by its express written terms subordinated to the payment of the Obligations at any time when an Event of Default has occurred and is continuing.

      SECTION 7.2.9. Issuance of Capital Securities. Holdings will not, and will not permit any of its Subsidiaries to, issue any Capital Securities (whether for value or otherwise) to any Person other than (in the case of Subsidiaries) to Holdings, the Borrowers or a Guarantor (or, in the case of Holdings, to the Rollover Purchasers) unless the Net Equity Proceeds or Net Disposition Proceeds, as the case may be, from such issuance are applied to prepay the Loans as required by the terms of this Agreement.

      SECTION 7.2.10. Consolidation, Merger; Permitted Acquisitions, etc. Holdings will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except:

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

            (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Revolving Loan Borrower or any of its Subsidiaries (provided that a Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, the Revolving Loan Borrower or another Subsidiary Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Revolving Loan Borrower or any of its Subsidiaries (provided that the assets or Capital Securities of any Subsidiary Guarantor may only be purchased or otherwise acquired by the Revolving Loan Borrower or another Subsidiary Guarantor); provided, further, that in no event shall any Subsidiary consolidate with or merge with and into any other Subsidiary unless, after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) and other assets of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance reasonably satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein;

            (b) any Person may merge with or into or consolidate with a Guarantor (other than Holdings or a Borrower), or a Guarantor (other than Holdings or a Borrower) may merge or consolidate with such Person, in a transaction in which (i) the surviving entity is such Guarantor or (ii) if the surviving entity will not be such Guarantor, simultaneously with such transaction, the Person formed by such consolidation or in which such Guarantor is merged, shall become a Subsidiary Guarantor and the Person shall comply with Section 7.1.8 in connection therewith; and

            (c) the purchase of all or substantially all of the assets of any Person (or any division of any such Person), or the acquisition of such Person by merger, in each case if (i) such purchase or acquisition constitutes a Permitted Acquisition, and (ii) the Leverage Ratio as of the period of four consecutive Fiscal Quarters most recently ended prior to the date of such Permitted Acquisition is, after giving pro forma effect to such Permitted Acquisition, at least .25 less than is otherwise required pursuant to clause (a) of Section 7.2.4 at the time of such Permitted Acquisition.

      SECTION 7.2.11. Permitted Dispositions. Holdings will not, and will not permit any of its Subsidiaries to, Dispose of any of Holdings', the Borrowers' or such other Subsidiaries' assets (including with respect to the sale, transfer or other conveyance of (i) accounts receivable or (ii) Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions, except:

            (a) a Disposition of inventory or obsolete, damaged, worn out or surplus personal property Disposed of in the ordinary course of its business, including Motor Vehicles (whether in connection with the LKE Program or otherwise);

            (b) a Disposition permitted by Sections 7.2.6, 7.2.9, 7.2.10 or 7.2.15;

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

            (c) a Disposition that (i) is for fair market value and the consideration received consists of no less than 80% in cash, (ii) results in Net Disposition Proceeds which, when taken together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause (c) since the Closing Date, does not exceed (individually or in the aggregate) $25,000,000 and (iii) results in Net Disposition Proceeds that are applied, if required by such Sections, pursuant to Sections 3.1.1 and 3.1.2;

            (d) a Disposition of Receivables Assets to any or by any Receivables Subsidiary in connection with any Qualified Receivables Transaction so long as the proceeds from such Disposition are applied pursuant to Section
      3.1.1 and Section 3.1.2.;

            (e) a Disposition of Cash Equivalent Investments in the ordinary course of business;

            (f) a Disposition or discount without recourse of accounts receivable that are overdue for more than 60 days in the ordinary course of business and consistent with past practices in connection with the compromise or collection thereof;

            (g) Dispositions of Motor Vehicles and related assets pursuant to the exercise of a put option or sale and leaseback in connection with the Motor Vehicle Financings, so long as the proceeds from such Disposition, to the extent such proceeds are not required pursuant to the terms of the Motor Vehicle Financing to be applied to the repayment of the Motor Vehicle Financing, are applied pursuant to Section 3.1.1 and Section 3.1.2; and

            (h) Dispositions of the Capital Securities of Asphalt Media, Inc. and Transplace, Inc.

      SECTION 7.2.12. Modification of Certain Agreements. Holdings will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in (or, in the case of clause (b), forgive or cancel any amounts owed or to be owed under):

            (a) the Senior Note Documents, except as may be permitted pursuant to Section 5.3 of the Intercreditor Agreement;

            (b) the Shareholder Loan Documents;

            (c) any of the other Transaction Documents; or

            (d) the Organic Documents of Holdings, the Borrowers or any of their respective Subsidiaries, if the result would have an adverse effect on the rights or remedies of any Secured Party.

      SECTION 7.2.13. Transactions with Affiliates. Except as identified in Item
7.2.13 of the Disclosure Schedule, Holdings will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase,

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

lease or exchange of property or the rendering of services) with any Affiliate, unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to Holdings or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of Holdings or such Subsidiary with a Person that is not one of its Affiliates, provided that, notwithstanding the foregoing, Holdings' Subsidiaries may (i) make Restricted Payments permitted by Section 7.2.6, (ii) enter into the transactions permitted by Sections 7.2.2, 7.2.5, 7.2.9, 7.2.10 and 7.2.11 and
(iii) enter into transactions between or among the Borrowers and the Subsidiary Guarantors to the extent not prohibited under any Loan Document.

      SECTION 7.2.14. Restrictive Agreements, etc. Holdings will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting:

            (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

            (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

            (c) the ability of any Subsidiary to make any payments, directly or indirectly, to Holdings or the Borrowers, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), (A) any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any of its assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that is to be sold and such sale is permitted hereunder, (C) customary restrictions and conditions contained in agreements relating to a Qualified Receivables Transaction permitted hereunder and the Motor Vehicle Financing, (D) agreements binding on a Subsidiary at the time such Subsidiary becomes a Subsidiary of the Borrower so long as such agreement is not entered into in contemplation of such occurrence, (E) agreements that are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder, (F) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (G) customary provisions in leases, subleases, licenses, sublicenses or permits so long as such restrictions relate only to the property subject thereto, and (H) restrictions and conditions existing on the Closing Date contained in agreements that are not material contractual obligations of Holdings or any of its Subsidiaries (but shall apply to any extension of renewal of, or any amendment or modification expanding the scope of such restriction or condition), or (iii) in the case of clauses (a) and
(c), (A) any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (f)(ii) of Section 7.2.2 and (B) any Senior Note Documents.

      SECTION 7.2.15. Sale and Leaseback. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person, other than a sale and leaseback entered into in connection with the Motor Vehicle Financing, so long as the proceeds of such transaction are applied pursuant to Section 3.1.1 and
Section 3.1.2.

      SECTION 7.2.16. Tax Status of future U.S. Subsidiaries. All subsequently acquired or organized U.S. Subsidiaries of Holdings shall be treated as Qualified Subchapter S Subsidiaries as defined under Section 1361(b)(3)(B) of the Code or otherwise disregarded as separate from Holdings for U.S. federal income tax purposes and no election or other action will be taken that is inconsistent with such treatment to the extent such treatment is required with respect to any other U.S. Subsidiary of Holdings.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

      SECTION 8.1.1. Non-Payment of Obligations. (i) The Borrower shall default in the payment or prepayment when due of (x) any principal on any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4, or any deposit into the Synthetic Deposit Account pursuant to clause (b)(ii) or (b)(iii) of Section 3.1.1 or (y) any interest on any Loan or any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three days after such amount was due or (ii) any Guarantor shall default in the payment when due of any payment Obligation under a Guaranty.

      SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under clauses (a), (b), (c), (e), and (f) of Section 7.1.1, Section 7.1.7, Section 7.1.12 or Section 7.2, or Holdings shall default in the due performance or observance of any of its obligations under Article X of this Agreement.

      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 45 days after the earlier to occur of (i) notice thereof given to Holdings or any Borrower by the Administrative Agent or any Lender or (ii) the date on which any Obligor has knowledge of such default.

      SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of Holdings or any of its Subsidiaries or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $30,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

      SECTION 8.1.6. Judgments. Any (i) judgment or order for the payment of money individually or in the aggregate in excess of $30,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against Holdings or any of its Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (b) non-monetary judgment or order that has had, or could reasonably be expected to have, a Material Adverse Effect.

      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

            (a) the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

            (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

      SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

      SECTION 8.1.9. Bankruptcy, Insolvency, etc. Holdings, any of its Subsidiaries or any other Obligor shall:

            (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

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

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that Holdings, each Borrower, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by Holdings, any Borrower, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by Holdings, such Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that Holdings, each Borrower, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any action authorizing, or in furtherance of, any of the foregoing.

      SECTION 8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

      SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to any Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrowers shall automatically and immediately be, jointly and severally, obligated to Cash Collateralize all Letter of Credit Outstandings. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section and Section 8.2 for the benefit of all the Lenders and the Issuer; provided, however, that the foregoing shall not prohibit (i) any Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, or (ii) any Lender from exercising setoff rights in accordance with
Section 4.9.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

      SECTION 9.1. Actions. Each Lender hereby appoints Morgan Stanley as (i) its Administrative Agent under and for purposes of each Loan Document and (ii) the First Lien Agent under, and as defined in, the Intercreditor Agreement. Each Lender authorizes the Administrative Agent (including in its capacity as First Lien Agent under, and as defined in, the Intercreditor Agreement) to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto (including the release of Liens on (x) assets Disposed of in accordance with the terms of the Loan Documents and (y) Motor Vehicles in connection with the Motor Vehicle Financing). Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of any Loan Document (including attorneys' fees), and as to which the Administrative Agent is not reimbursed by the Borrowers; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Administrative Agent may perform any of its duties under any Loan Document by or through its officers, directors, agents, employees, Affiliates or other designees.

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      SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrowers severally (but jointly and severally between the Borrowers) agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrowers to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrowers) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

      SECTION 9.3. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action.

      SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Term Loan Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided that, if such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become

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vested with all rights, powers, privileges and duties of the retiring
Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 11.3 and Section 11.4 shall continue to inure to its benefit.

      SECTION 9.5. Loans by Morgan Stanley. Morgan Stanley shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. Morgan Stanley and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Holdings, the Borrowers or any Subsidiary or Affiliate of Holdings or the Borrowers as if Morgan Stanley were not the Administrative Agent hereunder.

      SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

      SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by such Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from any Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

      SECTION 9.8. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor, or any Secured Party with respect to which Cash Management Obligations are outstanding, for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative

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Agent) of the outstanding Obligations or Cash Management Obligations owed to such Secured Party under any Rate Protection Agreement or in respect of Cash Management Obligations. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and any Borrower to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof, or any Cash Management Obligations, are in existence or outstanding between any Secured Party and any applicable Obligor.

      SECTION 9.9. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or any Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

      SECTION 9.10. Lead Arrangers, Other Agents. The Lead Arrangers, the Co-Syndication Agents and the Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Lead Arrangers, the Co-Syndication Agents and the Documentation Agent shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lead Arrangers, the Co-Syndication Agents or the Documentation Agent in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

      SECTION 9.11. Posting of Approved Electronic Communications.

            (a) Each Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to any Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1.1, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a Continuation/Conversion Notice or an Issuance Request, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as

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      "Communications"), by transmitting the Communications in an electronic/soft medium that is properly identified in a format reasonably acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each of Holdings and each Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

            (b) The Borrowers further agree that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform").

            (c) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNIFIED PARTIES HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR'S OR THE ADMINISTRATIVE AGENT' TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNIFIED PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH.

            (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address delivered to any Borrower shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

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      Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

                                   ARTICLE X
                                HOLDINGS GUARANTY

      SECTION 10.1. Guaranty. Holdings hereby absolutely, unconditionally and irrevocably:

            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Agreement after the occurrence of any Default set forth in Section 8.1.9, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Reimbursement Obligations, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)); and

            (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including attorneys' fees and expenses) incurred by such Secured Party after the occurrence and during the continuance of an Event of Default in enforcing any rights under this Agreement;

Holdings' obligations under this Article constitute a guaranty of payment when due and not of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower or any other Person before or as a condition to the obligations of Holdings hereunder.

      SECTION 10.2. Reinstatement, etc. Holdings hereby agrees that its obligations under this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Default set forth in Section 8.1.9 or otherwise, all as though such payment had not been made.

      SECTION 10.3. Guaranty Absolute, etc. Holdings' obligations under this Article shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall, unless thereafter reinstated in accordance with Section 10.2, remain in full force and effect until the Termination Date. Holdings guarantees, to the fullest extent permitted under applicable law, that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with

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respect thereto. The liability of Holdings under this Article shall, to the fullest extent permitted under applicable law, be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of any Loan Document (other than this Article X);

            (b) the failure of any Secured Party:

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Person (including any other Guarantor) under the provisions of any Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other
            Guarantor of, or collateral securing, any Obligations;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

            (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby irrevocably waives, until payment of all Obligations, any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

            (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a Guarantor of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any surety or any Guarantor (other than the defense of payment in full in cash or performance in full).

      SECTION 10.4. Waiver, etc. Except for any notices expressly required to be delivered to a Borrower hereunder, each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and the guaranty set forth in this Article X and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Borrower or any other Person (including Holdings) or entity or any collateral securing the Obligations, as the case may be.

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      SECTION 10.5. Postponement of Subrogation, etc. Holdings agrees that it will not exercise any rights which it may acquire by way of rights of subrogation hereunder, nor shall Holdings seek or be entitled to seek any contribution or reimbursement from any Borrower, in respect of any payment made hereunder, until following the Termination Date. Any other amount paid to Holdings on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by Holdings (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with
Section 4.7; provided that if the Obligors have made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at any Borrower's request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of Holdings, execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, Holdings shall refrain from taking any action or commencing any proceeding against any Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made hereunder to any Secured Party.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      SECTION 11.1. Waivers, Amendments, etc. The provisions of each Loan Document (other than Rate Protection Agreements, Letters of Credit or a Fee Letter, which shall be modified only in accordance with their respective terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers, Holdings and the Required Lenders; provided that no such amendment, modification or waiver shall:

            (a) modify clause (b) of Section 4.7, Section 4.8 (as each relates to sharing of payments) or this Section, in each case, without the consent of all Lenders;

            (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender's Loan or Synthetic Deposit, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

            (c) reduce (other than by way of (and to the extent of) payment in cash) the principal amount of or reduce the rate of interest on any Lender's Loan, reduce any fees or prepayment premium described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender's Loans, in each case without the consent of such Lender (provided that the vote of Required Lenders shall be

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      sufficient to (i) waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2 and (ii) amend the definition of "Applicable Margin" following the withdrawal by S&P and Moody's of an Applicable Rating);

            (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by (i) all Lenders without the consent of all Lenders or (ii) any specific Lender without the consent of such Lender;

            (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

            (f) except as otherwise expressly provided in a Loan Document, release (i) any Borrower from its Obligations under the Loan Documents,
      (ii) Holdings or any other Guarantor (other than an Immaterial Subsidiary) from its obligations under a guaranty of the Obligations or (iii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders; or

            (g) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), any Issuer (in its capacity as Issuer), or the Swing Line Lender (in its capacity as Swing Line Lender) unless consented to by the Administrative Agent or such Issuer, as the case may be.

      No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      Any term or provision of this Section 11.1 to the contrary notwithstanding, if the Administrative Agent, Holdings and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent, Holdings and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.

      SECTION 11.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to Holdings, any Borrower, the Administrative Agent, a Lender or an Issuer, to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed

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given when the confirmation of transmission thereof is received by the transmitter. Electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lender, such as financial statements and other information as provided in Section 7.1.1 and for the distribution and execution of Loan Documents for execution by the parties thereto, and may not be used for any other purpose. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

      SECTION 11.3. Payment of Costs and Expenses. The Borrowers, jointly and severally, agree to pay on demand all reasonable and documented expenses of the Administrative Agent (including the fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP, counsel to the Administrative Agent and of local counsel, if any, who may be retained by or on behalf of the Administrative Agent) in connection with:

            (a) the negotiation, preparation, execution and delivery of each Loan Document and each Shareholder Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document and any Shareholder Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

            (b) the filing or recording of any Loan Document (including the Filing Statements) or any Shareholder Loan Document and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

            (c) the preparation and review of the form of any document or instrument relevant to any Loan Document or Shareholder Loan Document.

      The Borrowers further, jointly and severally, agree to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, each Shareholder Loan Document the Credit Extensions or the issuance of the Notes. The Borrowers also, jointly and severally, agree to reimburse the Administrative Agent (in the case of clauses (x) and (y) below) and each other Secured Party (in the case of clause (y) below) upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to the Administrative Agent (and in the case of clause (y) below, each other Secured Party)) incurred by the Administrative Agent (and in the case of clause (y) below, each other Secured Party)) in connection with (x) the negotiation of any restructuring or "work-out" with any Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

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      SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrowers hereby, jointly and severally, agree to indemnify, exonerate and hold each Secured Party (in the case of any counterparty to any Rate Protection Agreement, solely in its capacity as a Secured Party) and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties," and any such Secured Party's respective officers, directors, employees and agents being, collectively, "Related Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transactions;

            (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension; provided that any such action is resolved in favor of such Indemnified Party);

            (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

            (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
      Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

            (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

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except for Indemnified Liabilities arising for the account of a particular
Indemnified Party by reason of the relevant Indemnified Party's (or any Related Party of such Indemnified Party) gross negligence or willful misconduct. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document, any Credit Extension or the use of the proceeds thereof.

      SECTION 11.5. Survival. The obligations of the Borrowers under Sections 2.6.3, 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4, and the obligations of the
Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 11.3 and 11.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

      SECTION 11.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 11.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

      SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of Holdings, Acquisition Co., Swift Nevada, Swift Arizona, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

      SECTION 11.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE

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SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98 INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrowers may not assign or transfer its rights or obligations hereunder to any Person without the consent of all Lenders.

      SECTION 11.11. Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit, Synthetic Deposits and Commitments to one or more other Persons in accordance with the terms set forth below.

            (a) Subject to clause (b), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitments, Synthetic Deposits and the Loans at the time owing to it); provided that:

                  (i) except in the case of (A) an assignment of the entire
            remaining amount of the assigning Lender's Commitments, Synthetic Deposits and the Loans at the time owing to it or (B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans and Synthetic Deposits outstanding thereunder) or principal outstanding balance of the Loans or aggregate Synthetic Deposits of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of Term Loans, Term Loan Commitments or Synthetic Deposits, $1,000,000 and
            (y) in the case of Revolving Loans or Revolving Loan Commitments, $5,000,000, in each case unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers, otherwise consent;

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans, Synthetic Deposits and the Commitments assigned, except that this clause (a)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

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                  (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement and if the Eligible Assignee is not already Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms.

            (b) Except in the case of assignments made pursuant to the primary syndication of the Commitments under this Agreement, any assignment proposed pursuant to clause (a) to any Person (other than a Lender or an Approved Fund) shall be subject to the prior written approval of (i) the Administrative Agent (not to be unreasonably withheld), (ii) in the case of any assignment of any Revolving Loan Commitment, the Swing Line Lender and each Revolving Issuer, (iii) in the case of any assignment of Synthetic Deposits, each Synthetic Issuer (not to be unreasonably withheld) and (iv) solely with respect to assignments of Revolving Loans and Revolving Loan Commitments, and so long as no Event of Default has occurred and is continuing on the date such assignment is to become effective, the Borrowers (not to be unreasonably withheld). If the consent of the Borrowers to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Borrowers shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) to the Borrowers, unless such consent is expressly refused by the Borrowers in writing prior to such tenth Business Day.

            (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (d), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall (if not already a Lender) be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender thereunder shall (subject to Section 11.5) be released from its obligations under the Loan Documents, to the extent of the interest assigned by such Lender Assignment Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto, but shall (as to matters arising prior to the effectiveness of the Lender Assignment Agreement) continue to be entitled to the benefits of any provisions of the Loan Documents which by their terms survive the termination of this Agreement). Any term or provision hereof to the contrary notwithstanding, no portion of any Synthetic Deposit of any assigning Synthetic Lender shall be refunded in connection with any assignment by such Synthetic Lender, but instead (x) the applicable Eligible Assignee shall purchase from such assigning Synthetic Lender that portion of the Synthetic Deposit identified in the applicable Lender Assignment Agreement for such consideration as is mutually agreed upon by such parties; and (y) such assigned portion of such Synthetic Deposit shall remain on deposit in the Synthetic Deposit Account and, upon the effectiveness of such assignment, shall become the Synthetic Deposit of such Eligible Assignee. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the terms of this Section shall be treated for purposes of the Loan Documents as a sale by

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      such Lender of a participation in such rights and obligations in accordance with clause (e).

            (d) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of
      Section 2.7. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time upon reasonable prior notice to the Administrative Agent. In connection with each assignment of Synthetic Deposit Amounts, the Synthetic Deposit of the assignor Lender shall not be released, but shall instead be purchased by the relevant Eligible Assignee and continue to be held for application (to the extent not already applied) in accordance with Article II to satisfy such Eligible Assignee's obligations in respect of Synthetic Deposit Amounts and Synthetic Letters of Credit. Each Synthetic Lender agrees that immediately prior to each assignment by a Synthetic Lender, a corresponding portion of the Synthetic Deposit in respect of the assignor Lender's Synthetic Deposit Allocation shall be purchased by the Eligible Assignee and shall be transferred from the assignor's Synthetic Deposit Allocation to the Eligible Assignee's Synthetic Deposit Allocation.

            (e) Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than individuals) (a "Participant") in all or a portion of such Lender's rights or obligations under the Loan Documents (including all or a portion of its Commitments, Synthetic Deposits or the Loans owing to it); provided that,
      (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (a) through (d) or clause (f) of Section 11.1 with respect to Obligations participated in by that Participant. Subject to clause (f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 11.3 and 11.4 to
      the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.8 as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5, 4.6, 11.3 or 11.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply

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      with the requirements set forth in Section 4.6 as though it were a Lender.
      Any Lender that sells a participating interest in any Loan, Commitment, Synthetic Deposit or other interest to a Participant under this Section shall indemnify and hold harmless the Borrowers and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrowers or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrowers, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (h) In the event that S&P or Moody's, shall, after the date that any Person becomes a Revolving Loan Lender or Synthetic Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, then the Revolving Loan Borrower, the Swing Line Lender and each Issuer shall each have the right, but not the obligation, upon notice to such Revolving Loan Lender or Synthetic Lender, as applicable, and the Administrative Agent, to replace such Revolving Loan Lender or Synthetic Lender with an Eligible Assignee or a financial institution (a "Replacement Lender") acceptable to the Revolving Loan Borrower, the Administrative Agent, the Issuers and the Swing Line Lender (such consents not to be unreasonably withheld or delayed; provided that no such consent shall be required if the Replacement Lender is an existing Revolving Loan Lender or Synthetic Lender, as applicable), and upon any such downgrading of any Revolving Loan Lender's or Synthetic Lender's long-term certificate of deposit rating, such Revolving Loan Lender or Synthetic Lender, as applicable, hereby agrees to transfer and assign (in accordance with this Section) all of its Commitments and other rights and obligations under the Loan Documents (including Reimbursement Obligations) to such Replacement Lender; provided that, (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Replacement Lender shall be in the amount of (x) in the case of any Revolving Loan Lender, such Revolving Loan Lender's Loans and its Percentage of outstanding Reimbursement Obligations and (y) in the case of any Synthetic Lender, such Synthetic Lender's Synthetic Deposit and its Percentage of Outstanding Reimbursement Obligations, in each case, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and

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      unreimbursed under Sections 4.2 through (and including) 4.6, which shall be paid by the Borrowers), owing to such Revolving Loan Lender or Synthetic Lender, as applicable, hereunder. Upon any such termination or assignment, such Revolving Loan Lender or Synthetic Lender, as applicable, shall cease to be a party hereto but shall continue to be entitled to the benefits of, and subject to the obligations of, any provisions of the Loan Documents which by their terms survive the termination of this Agreement.

            (i) Any Lender that sells a participating interest in any Loan or other interest to a Participant shall, as agent of the Borrower solely for the purpose of this Section 11.11, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interests.

      SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrowers or any of its Affiliates in which the Borrowers or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

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      SECTION 11.14. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH
LENDER, EACH ISSUER, HOLDINGS AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER, HOLDINGS OR SUCH BORROWER IN CONNECTION THEREWITH. EACH OF HOLDINGS AND EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

      SECTION 11.15. National Security Laws. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Act")), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address and tax identification number of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any Person who is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (ii) either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.

                                  ARTICLE XII
                        NATURE OF BORROWERS' OBLIGATIONS

      SECTION 12.1. Nature of Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, all Loans and all other Obligations pursuant to this Agreement in respect of the Loans or Commitments and under any Note (including without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of the Borrowers. In addition to the direct

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obligations with respect to the Obligations as described above, all such
Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Subsidiary Guaranty.

      SECTION 12.2. Independent Obligation. The obligations of each of the Borrowers with respect to the Obligations are independent of the obligations of the other or any other guarantor, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not the other or any other guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either Borrower or other circumstance which operates to toll any statute of limitations as to such Person shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.

      SECTION 12.3. Authorization. To the extent that Borrowers are jointly and severally liable for any Obligation, each of the Borrowers authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) exercise or refrain from exercising any rights against the other Borrower or any guarantor or others or otherwise act o refrain from acting;

            (b) release or substitute the other Person, endorsers, guarantors or other obligors;

            (c) settle or compromise any of the Obligations of the other Person or any other Obligor, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of either Borrower to its creditors other than the Lenders;

            (d) apply any sums paid by the other Person or any other Person, however realized to any liability or liabilities of such Person or other Person remain unpaid; and/or

            (e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by the other Person or any other Person.

      SECTION 12.4. Reliance. It is not necessary for the Administrative Agent or any other Lender to inquire into the capacity or powers of either Borrower or any of their respective Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the Borrowers hereunder.

      SECTION 12.5. Contribution; Subrogation. Neither Borrower shall have any rights of contribution or subrogation with respect to the other as a result of payments made by it hereunder, in each case unless and until all Obligations have been repaid in full in cash.

      SECTION 12.6. Waiver. Each of Borrower waives any right to require the Administrative Agent or the other Lenders to (i) proceed against the other any guarantor or any

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other party, (ii) proceed against or exhaust any security held from the other, any guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. Each of Borrower waives any defense based on or arising out of any defense of the other, any guarantor or any other party other than payment in full in cash of the respective Obligations, including, without limitation, any defense based on or arising out of the disability of the other, any guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the other, in each case other than as a result of the payment in full in cash of the respective Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or the other Secured Parties by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Administrative Agent and the other Lenders may have against either Borrower or any other party, or any security, without affecting or impairing in any way the liability of either Person hereunder except to the extent the respective Obligations have been paid in full in cash. Each of Borrower waives, to the fullest extent permitted by law, any defense arising out of any such election by the Administrative Agent and the other Lenders even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Person against the other or any other guarantor or party or any security.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              SAINT CORPORATION


                              By:  /s/ Jerry Moyes
                                   --------------------------------------------
                                   Name: Jerry Moyes
                                   Title: President and Chief Executive Officer

                              Address: PO Box 20683
                                       Phoenix, AZ 85043

                              Facsimile No.: (602) 275-6417

                              Attention: Elly Penrod

                              SAINT ACQUISITION CORPORATION

                              By:  /s/ Jerry Moyes
                                   --------------------------------------------
                                   Name: Jerry Moyes
                                   Title: President and Chief Executive Officer

                              Address: PO Box 20683
                                       Phoenix, AZ 85043

                              Facsimile No.: (602) 275-6417

                              Attention: Elly Penrod

                                                                Credit Agreement

                              SWIFT TRANSPORTATION CO., INC.,
                              a Nevada corporation

                              By:  /s/ Robert T. Goates
                                   -------------------------------------
                                   Name: Robert T. Goates
                                   Title: President

                              Address: c/o Swift Tranportation Co., Inc.
                                       2200 South 75th Avenue
                                       Phoenix, AZ 85043

                              Facsimile No.: (602) 907-7503

                              Attention: Robert T. Goates

                              SWIFT TRANSPORTATION CO., INC.,
                              an Arizona corporation

                              By:  /s/ Robert T. Goates
                                   -------------------------------------
                                   Name: Robert T. Goates
                                   Title: President

                              Address: c/o Swift Tranportation Co., Inc.
                                       2200 South 75th Avenue
                                       Phoenix, AZ 85043

                              Facsimile No.: (602) 907-7503

                              Attention: Robert T. Goates

                                                                Credit Agreement

                              MORGAN STANLEY SENIOR FUNDING, INC.
                                   as Administrative Agent and as a lender

                              By:  /s/ John McCann
                                   --------------------------------------
                                   Name: John McCann
                                   Title: Vice President
                                          Morgan Stanley Senior Funding, Inc

                                                                Credit Agreement

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as a Lender

                              By:  /s/ David J. Thomas
                                   --------------------------------------
                                   Name: David J. Thomas
                                   Title: Senior Vice President

                                                                Credit Agreement

                              WACHOVIA BANK NATIONAL ASSOCIATION,
                              as a Lender

                              By:  /s/ Jerrroy M. Foley
                                   --------------------------------------
                                   Name: Jerrroy M. Foley
                                   Title: Director

                                                                Credit Agreement

                              J.P. MORGAN CHASE BANK, N.A. as ALender

                              By:  /s/ Robert P. Kellas
                                   --------------------------------------
                                   Name: ROBERT P. KELLAS
                                   Title: EXECUTIVE DIRECTOR

                                                                Credit Agreement